Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[...***...].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED EQUITY JOINT VENTURE CONTRACT

regarding

BEIGENE BIOLOGICS CO., LTD.

Between

BeiGene (Hong Kong) Co., Limited

and

Guangzhou GET Technology Development Co., Ltd.

April 11, 2017

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

i

ARTICLE 28	COSTS AND EXPENSES OF THE PARTIES	30

CHAPTER 12	LABOR MANAGEMENT	31

ARTICLE 29	LABOR MANAGEMENT	31

CHAPTER 13	TAXATION, FINANCES AND ACCOUNTING	32

ARTICLE 30	TAXES	32
ARTICLE 31	MANDATORY FUNDS	32
ARTICLE 32	DISTRIBUTIONS	32
ARTICLE 33	FURTHER FUNDING	32
ARTICLE 34	ACCOUNTING	34
ARTICLE 35	FINANCIAL AUDITING	35
ARTICLE 36	INFORMATION	36
ARTICLE 37	BANK ACCOUNT AND FOREIGN EXCHANGE	37

CHAPTER 14	INSURANCE	37

ARTICLE 38	INSURANCE	37

CHAPTER 15	JOINT VENTURE TERM	37

ARTICLE 39	JOINT VENTURE TERM	37

CHAPTER 16	CONFIDETIALITY	38

ARTICLE 40	CONFIDENTIALITY	38

CHAPTER 17	ANNOUNCEMENT	40

ARTICLE 41	ANNOUNCEMENT	40

CHAPTER 18	DEADLOCK RESOLUTION	40

ARTICLE 42	DEADLOCK RESOLUTION	40

CHAPTER 19	EQUITY TRANSFER, DEFAULT, TERMINATION AND LIQUIDATION	41

ARTICLE 43	EQUITY TRANSFER	41
ARTICLE 44	EARLY TERMINATION	44
ARTICLE 45	LIQUIDATION	47

CHAPTER 20	INDEMNIFICATION	49

ARTICLE 46	INDEMNIFICATION	49

CHAPTER 21	FORCE MAJEURE	49

ARTICLE 47	EVENT OF FORCE MAJEURE	49

CHAPTER 22	GOVERNING LAW	50

ARTICLE 48	GOVERNING LAW	50

CHAPTER 23	DISPUTE RESOLUTION	50

ARTICLE 49	ARBITRATION	50

CHAPTER 24	NOTICE	51

ARTICLE 50	NOTICE	51

CHAPTER 25	EFFECTIVENESS	52

ARTICLE 51	EFFECTIVENESS OF THE CONTRACT	52

ii

CHAPTER 26	MISCELLANEOUS	52

ARTICLE 52	FURTHER ASSURANCE	52
ARTICLE 53	LANGUAGE	53
ARTICLE 54	WAIVER AND AMENDMENT	53
ARTICLE 55	SUCCESSORS AND ASSIGNS	53
ARTICLE 56	SEVERABILITY	53
ARTICLE 57	ENTIRE AGREEMENT	54
APPENDIX 12.6	FORM CAPITAL INCREASE AGREEMENT OF DEBT-TO-EQUITY CONVERSION	1
APPENDIX 20.3	PROJECT FUNDS USE PLAN	1

iii

PREAMBLE

WHEREAS, BeiGene (Hong Kong) Co., Limited., is a limited liability company established under the laws of the Hong Kong Special Administrative Region and registered in 13/F, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (“Party A”);

WHEREAS, Guangzhou GET Technology Development Co., Ltd., is a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC” or “China”) with its registered address at Room 901, No. 273 Science City, Science Road, Hi-Tech Industry Development Zone, Guangzhou, the PRC (“Party B”);

WHEREAS, BeiGene Biologics Co., Ltd., is a foreign-invested enterprise established by Party A on [...***...], under the laws of the PRC, with the registered capital of [...***...] as of the date hereof (“BeiGene Biologics”);

WHEREAS, an Investment Agreement (the “Investment Agreement”) was entered into by Party A and the Administrative Committee of Sino-Singapore Guangzhou Knowledge City on March 7, 2017, where the Administrative Committee of Sino-Singapore Guangzhou Knowledge City designates Party B, together with Party A, to subscribe for the increased registered capital of BeiGene Biologics. For the foregoing purpose, an Amended Capital Increase Agreement (the “Capital Increase Agreement”) is entered into by Party A, Party B and BeiGene Biologics on the date hereof, pursuant to which, both Party A and Party B shall subscribe the increased registered capital of BeiGene Biologics by increasing the registered capital of BeiGene Biologics to RMB 2 billion, and convert BeiGene Biologics from a wholly foreign owned enterprise to a Sino-foreign equity joint venture company, which will engage in the business of R&D (including, without limitation, clinical trials and fundamental research and development, etc.) of biologics, as well as the manufacturing of the same (the “Project”).

WHEREAS, Party A and Party B would endeavor to realize the intention of cooperation as set forth in the Investment Agreement and the Capital Increase Agreement;

WHEREAS, an Equity Joint Venture Contract Regarding BeiGene Biologics Co., Ltd. was executed by Party A and Party B on March 7, 2017. After the signing thereof, both Parties, through friendly negotiation, decide to make amendments to certain provisions under such Equity Joint Venture Contract and therefore enter into this Amended Equity Joint Venture Contract.

NOW, THEREFORE, in consideration of the premises and mutual obligations

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

contained herein, the Parties hereby agree as follows:

CHAPTER 1    DEFINITIONS AND INTERPRETATIONS

Certain Defined Terms. Except as otherwise provided under the terms of this Contract, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any corporate or other entity that Controls or is Controlled by or is under common Control with such Person. For the purpose of this Contract, “Control” means that a Person, directly or indirectly, has (i) the holding (direct or indirect) of over 50% of the voting rights at another Person’s highest decision making authority; or (ii) the right to appoint the majority of the directors of another Person; or (iii) the ability to direct or cause the direction of the management or operation of another Person directly, whether through ownership of equity or shares with voting rights, contract or otherwise. For the purposes of this Contract only, the JV Company, and other company and entity under its Control from time to time, shall not be regarded as an Affiliate of either Party.

“Applicable Law” means, with respect to any Person, any laws applicable to such Person, or any laws, regulations, rules, guidelines, instructions, treaties, judgements, decrees, orders, notices, rulings, and decisions promulgated by any Government Authorities, regulatory administrations or stock exchanges which enjoy jurisdiction over such Person.

“Articles of Association of JV Company” means the Articles of Association (Amended Version) of the JV Company concurrently executed by the Parties hereto on the date hereof.

“Authorization” means any authorization, consent, registration, filing, agreement, notarization, certificate, license, approval, permit or exemption from, by or with any Government Authority, whether given by express action or deemed given by failure to act within any specified time period.

“Average Value” has the meaning set forth in Section 12.2(d).

“Bank Loan Agreement” has the meaning set forth in Section 15.4.

“BeiGene GZ Factory” has the meaning set forth in Section 15.1.

“[...***...]” means [...***...].

“Board” means the Board of Directors of the JV Company.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

“Business” means biologics research and development, biotechnology research and development, biotechnology transfer, biologics contracted research and consulting services, biologics clinical research and trial, biologics manufacture.

“Business Day” means any day other than a Saturday, Sunday, or a statutory holiday in the PRC.

“Business License” means the business license of the JV Company updated in accordance with this Contract, the Capital Increase Agreement and/or the Articles of Association of JV Company, and issued by the relevant Registration Administration Authority after relevant registration/filing, as updated from time to time based on the future changes of the JV Company.

“Call Option” has the meaning set forth in Section 44.5.

“Capital Increase Agreement” has the meaning set forth in the Preamble.

“Capital Increase Agreement of Debt-to-Equity Conversion” means the agreement to be entered into among Party A, Party B and the JV Company at the date set forth in Section 12.6 of this Contract, concerning the capital increase to be carried out by Party B to JV Company in accordance with Article 12 of this Contract by using the entire or part of Shareholder Loan from Party B actually provided to the JV Company and its accrued interests.

“Chairman” has the meaning set forth in Section 19.3.

“Chief Financial Officer” means the officer of the JV Company who is responsible for the financial affairs of the JV Company, with his/her title to be changed from time to time by the JV Company.

“CFDA” means China Food and Drug Administration and the government authorities at the provincial, municipal, and district level in charge of the food and drug administration.

“[...***...]” has the meaning set forth in Section 49.2.

“Closing Period” has the meaning set forth in Section 43.1(b).

“Commencement Date of Debt-to-Equity Conversion” has the meaning set forth in Section 12.1.

“Company Auditor” has the meaning set forth in Section 35.1.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

“Competitor” has the meaning set forth in Section 43.1(d).

“Confidential Information” has the meaning set forth in Section 40.1.

“Contract” has the meaning set forth in Section 1.1.

“Contracting Manufacture Agreement for Drugs” means the agreement between [...***...] and BeiGene GZ Factory regarding [...***...] as the Marketing Authorization Holder entrusting BeiGene GZ Factory to produce the relevant dugs, to be executed after [...***...] and BeiGene GZ Factory is equipped with proper production capacity through CFDA certification, or at other times otherwise agreed by the Parties;

“Cooperation Term Sheet” means BeiGene Biologics Project Cooperation Term Sheet executed by Party A and the Administration Committee of Guangzhou Economic and Technological Development District on [...***...] in Guangzhou.

“Deadlock” has the meaning set forth in Section 42.1.

“Deadlock Notice” has the meaning set forth in Section 42.2.

“Debt-to-Equity Conversion” means the transaction to be completed in accordance with Section 12 hereunder and the Capital Increase Agreement of Debt-to-Equity Conversion.

“Directors” has the meaning set forth in Section 19.1.

“Disclosing Party” has the meaning set forth in Section 40.1.

“Dispute” has the meaning set forth in Section 49.1.

“Employees” means the individuals working for the JV Company and entering into the labor contract with the JV Company in accordance with the applicable PRC laws.

“Establishment Date” means the issuing date of the new Business License of BeiGene Biologics after it is transformed from a wholly foreign owned enterprise to a Sino-foreign equity joint venture company pursuant to this Contract.

“Evaluation Cut-off Date” has the meaning set forth in Section 12.1(b).

“Event of Force Majeure” means an event that is unforeseeable, unavoidable and beyond the reasonable control of the affected party and, in either case, prevents total or partial performance by the affected party. Such events may include but are not limited to fire, flood, lightning, typhoon, earthquake or other acts of nature, sabotage,

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

explosions, strike, war, riot, civil commotion, or government action including change of law.

“Extended Period” has the meaning set forth in Section 12.4(c).

“FCPA” means the United States Foreign Corrupt Practices Act, as amended from time to time.

“GAAP” means the generally accepted accounting principles in a certain jurisdiction as in effect from time to time.

“General Manager” has the meaning set forth in Section 26.1.

“Government Authority” means any nation or government, any central, state, provincial, municipal, autonomous region, local or other political subdivision thereof, and any department, ministry, agency, commission, entity, authority or other body exercising executive, legislative, judicial, fiscal, regulatory or administrative functions of or pertaining to government, or any enterprise owned or controlled by any of the foregoing.

“Immediate Family Member of a State Functionary” means the State Functionary’s spouse; the State Functionary’s and/or the spouse’s grandparents, parents, siblings, and children; the spouses of any of these people; and any other individuals who share the same household with the State Functionary or otherwise may be dependent of the State Functionary.

“Independent Valuation Firm” has the meaning set forth in Section 12.2(b).

“Investment Agreement” has the meaning set forth in the Preamble.

“Joint Venture Term” has the meaning set forth in Section 39.1.

“JV Company” has the meaning set forth in Article 1.1.

“Long Stop Date” means May 31, 2017, or such later date as mutually agreed by the Parties in writing before May 31, 2017.

“LUR” has the meaning set forth in Section 15.3.

“Management Personnel” means JV Company’s General Manager, VP, Chief Financial Officer, Internal Audit Officers, Chief Operating Officer, Chief Science Officer, Chief Medical Officer (with such titles to be changed from time to time by the JV Company), and other persons to be appointed in accordance with Sections 26.3, 26.5 and 26.8 of this Contract.

“Mandatory Funds” has the meaning set forth in Section 31.1.

“Market Price” has the meaning set forth in Section 44.7.

“Non-transferring Party” has the meaning set forth in Section 43.2(a).

“Offering Period” has the meaning set forth in Section 43.2(b).

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, consortium, unincorporated organization, other entity or Government Authority.

“Post-Money Fair Market Value” has the meaning set forth in Section 12.1(b).

“Potential Buyer” has the meaning set forth in Section 43.2(a).

“PRC” or “China” has the meaning set forth in the Preamble, and for the purpose of this Contract, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Project” has the meaning set forth in the Preamble.

“Project Documents” means this Contract, the Investment Agreement, the Capital Increase Agreement, the Articles of Association of JV Company, the Shareholder Loan Contract, the Bank Loan Agreement, the Articles of Association of BeiGene GZ Factory, and other contracts and agreements as jointly agreed by both Parties in writing as key to the Project from time to time.

“Receiving Party” has the meaning set forth in Section 40.1.

“Recipient” has the meaning set forth in Section 40.3.

“Registered Capital” has the meaning set forth in Section 9.1.

“Registration Administration Authority” means the competent PRC Government Authority with registration authority over the JV Company, namely the Administration for Industry and Commerce or any other competent Government Authority duly delegated thereby.

“Renminbi” or “RMB” means the lawful currency of the PRC.

“Senior Representative” has the meaning set forth in Section 42.3.

“Shareholder Loan Contract” means the agreement entered between Party B and the JV Company on March 7, 2017, regarding the Shareholder Loan from Party B to be extended to the JV Company.

“Shareholder Loan from Party B” has the meaning set forth in Section 11.1.

“State Functionary” means (a) any political party; (b) any political candidate; (c) any officer, employee, or representative of any Government Authority, or of any political party, or of any public international organization; (d) any management personnel of state-owned enterprises or any state-owned non-enterprise institutions; and (e) any person acting in an official capacity on behalf of any of the above.

“Subsidiary” means BeiGene GZ Factory, [...***...].

“Supervisors” has the meaning set forth in Section 24.1.

“Total Investment” has the meaning set forth in Section 8.1.

“Transfer” has the meaning set forth in Section 43.1(a).

“Transfer Notice” has the meaning set forth in Section 43.2(a).

“Transferred Equity” has the meaning set forth in Section 43.2(a).

“Transferring Party” has the meaning set forth in Section 43.2.

“US” means the United States of America.

“US$” or “United States Dollars” means the legal currency of the US.

“US GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Valuation Monitoring” has the meaning set forth in Section 12.2(a).

“Verification Valuation Firm” has the meaning set forth in Section 12.2(d).

“VP” has the meaning set forth in Section 26.1.

Interpretation and Rules of Construction.  In this Contract, except to the extent that the context otherwise requires:

(a)                                 when a reference is made in this Contract to an Article, Section, Clause, Exhibit, Appendix, Schedule, Recitals or Preamble, such reference is to such

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

items as they relate to this Contract and such items shall be deemed to form an integral part of this Contract;

(b)                                 the table of contents and headings for this Contract are for reference purposes only and do not affect in any way the meaning or interpretation of this Contract;

(c)                                  whenever the words “include”, “includes” or “including” are used in this Contract, they are deemed to be followed by the words “without limitation”;

(d)                                 the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Contract, refer to this Contract as a whole and not to any particular provision of this Contract;

(e)                                  all terms defined in this Contract have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)                                   the definitions contained in this Contract are applicable to the singular as well as the plural forms of such terms;

(g)                                  any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws;

(h)                                 a reference to a document is a reference to such document as modified or amended from time to time;

(i)                                     references to a Person are also to its permitted successors and assigns; and

(j)                                    unless otherwise explicitly provided, the dates and times referred to herein are in Beijing time.

CHAPTER 2    GENERAL PRINCIPLES

Article 1       Joint Venture Parties

1.1                               This Amended Equity Joint Venture Contract (this “Contract”) is made as of April 11, 2017 by and between:

(i)                         BeiGene (Hong Kong) Co., Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong, as Party A, and

(ii)                      Guangzhou GET Technology Development Co., Ltd., a limited liability company incorporated and validly existing under the laws of the PRC, as Party B,

in accordance with the Company Law of the People’s Republic of China, the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures and the Implementing Rules of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, and other relevant PRC laws and regulations, and in consideration of the principles of fairness, equality, and mutual benefit, for the purpose of transforming BeiGene Biologics to an equity joint venture enterprise (the “JV Company”) in Sino-Singapore Guangzhou Knowledge City, Guangzhou Province, the PRC, for the development, construction and operation of the Project.

1.2                               Each of Party A and Party B is hereinafter referred to as a Party and collectively as the Parties.

Article 2                                               Name and Address of the JV Company

2.1                               After this Contract becomes effective, the name of the JV Company shall remain unchanged, with its Chinese name being “百济神州生物药业有限公司” and its English name being “BeiGene Biologics Co., Ltd.”. The legal address of the JV Company shall remain unchanged, which is Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, Guangzhou, the PRC.

Article 3                                               Name and Address of the Parties

3.1                               The name and the legal addresses of the Parties are as follows：

Party A：	BeiGene (Hong Kong) Co., Limited

Legal Address：	13/F, Gloucester Tower, The Landmark15, Queen’s Road Central, Hong Kong

Party B：	Guangzhou GET Technology Development Co., Ltd.,

Legal Address：	Room 901, No. 273 Science City, Science Road, Hi-Tech Industry Development Zone, Guangzhou, the PRC

Article 4                                               Representations and Warranties

4.1                               In addition to any representations and warranties otherwise made in this Contract, each Party hereby represents and warrants to the other Party that on the date hereof：

(a)                                 it is a corporate entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in compliance with all requirements of laws of the jurisdiction of its incorporation;

(b)                                 it has full corporate power and authority, and all necessary Authorizations (including the approval/filing of State-owned Assets Supervision and Administration Commission with respect to Party B) and third party consents to enter into this Contract and each Project Document to which it is a party and to perform its obligations under this Contract and each Project Document to which it is a party, and has taken all necessary actions to authorize its entry into and performance of this Contract and such Project Documents;

(c)                                  its representative(s) have been fully authorized to sign this Contract, and each Project Document to which it is a party, on its behalf;

(d)                                 this Contract and each Project Document to which it is a party shall constitute its legal, valid, binding and enforceable obligations once this Contract and such Project Document become effective;

(e)                                  the execution, delivery and performance of this Contract and each Project Document to which it is a party will not violate in any way its business license, certificate of incorporation, corporate constitutional documents, or any applicable laws, rules, decrees, authorizations or approvals, or any provisions of any contractual arrangements to which it is a party or is otherwise bound;

(f)                                   no directors or employees of either Party have received, requested, offered, or given anything of value, nor any financial or other advantages, in connection with the negotiation, execution, delivery, or performance of the Cooperation Term Sheet, this Contract, any other Project Document or any other agreement related to the JV Company;

(g)                                  no litigation or legal proceeding before any arbitration institution, judicial institution or Government Authority is pending (or, to the knowledge of such Party, threatened) against such Party that may lead to or cause a material adverse effect to: (a) its execution and delivery of this Contract or a Project Document to which it is a party; and (b) its performance of this Contract or a Project Document to which it is a party; and

(h)                                 in any proceedings taken by any Person in its jurisdiction of incorporation in relation to this Contract or any Project Document to which it is a party or the transactions contemplated hereby or thereby, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

4.2                               Each Party further represents and warrants that it will not, and will cause its respective Affiliates, and the directors, employees, representatives and agents of the Party and of its respective Affiliates (including without limitation Directors and Management Personnel of the JV Company appointed by each Party who are directors, employees, representatives or agents of such Party or its Affiliates) not to, in connection with the negotiation, execution, or performance of this Contract or in connection with any other business transactions involving the Parties or the JV Company, engage in any activities as follows:

(a)                                 any money or any other thing of value, such as travel, gifts, meals, or entertainment, will be given, offered, paid, or promised to any State Functionary or Immediate Family Member of a State Functionary directly or indirectly, for the purposes of (i) influencing any act or decision of any State Functionary, (ii) inducing such State Functionary to act in violation of his or her lawful duty, (iii) securing any improper advantage, or (iv) persuading such State Functionary to influence any act or decision of a government or international organization, to obtain or retain business for, or direct business to, the JV Company or anyone else; or

(b)                                 a financial or other advantage, to any person, whether or not a State Functionary or Immediate Family Member of a State Functionary, with the intention to bring about or reward the improper performance of a duty or obligation to which the person is subject or with the knowledge or belief that the acceptance of the advantage in itself constitutes the improper performance of the person’s duty or obligation.

4.3                               Each Party further represents and warrants that it understands the requirements of the FCPA and of all applicable anti-bribery and anti-corruption laws of the PRC and other applicable jurisdictions. In connection with all actions taken pursuant or in relation to this Contract or any other Project Documents and the transactions hereunder or thereunder, each Party undertakes to comply with said requirements, and, notwithstanding anything to the contrary, to cause the JV Company to comply with said requirements and not to take any action that would cause Party A or its Affiliate to be in violation of the FCPA or any applicable anti-bribery and anti-corruption laws of other jurisdictions.

Article 5                                               Legal Person Status and Funding of JV Company

5.1                               The JV Company shall be an enterprise legal person under the PRC laws. The activities of the JV Company shall be governed and protected by the PRC laws.  The JV Company shall be a limited liability company. Subject to Section 32.2 hereof, each Party shall share profits and assume risks and losses with respect to the JV Company’s operations, in each case based on such Party’s shareholding percentage.

5.2                               The liability of each Party shall be limited to the amount it is obliged to contribute to the Registered Capital of the JV Company. Creditors of the JV Company shall have recourse only to the assets of the JV Company and shall not have the right to seek repayment from either of the Parties.

CHAPTER 3    BUSINESS OBJECTIVE AND BUSINESS SCOPE

Article 6                                               Business Objective

6.1                               The business objective of the JV Company’s establishment is to enhance the cooperation of the Parties, to develop, produce, promote and commercialize the biologics products in the PRC and any other markets selected by the JV Company, and to receive satisfied economic benefits.

Article 7                                               Business Scope

7.1                               The business scope of the JV Company is: Investment within the fields allowing foreign investment in accordance with laws (for foreign invested enterprises only); investment with enterprise’ own funds; pharmaceutical research and development; medical research and trial development; biologics manufacture; pharmaceutical research services;  biological medical technology research; biotechnology development services; biotechnology promotion services; biotechnology consulting, communication services;

biotechnology transfer services (not including operation prohibited by laws and regulations, not including operation in restricted or prohibited category of the catalog of industries for foreign investment; not involving state-operated trade management goods, goods involving quota or license management subject to application in accordance with relevant national regulations)

CHAPTER 4    TOTAL INVESTMENT AND REGISTERED CAPITAL

Article 8                                               Total Investment

8.1                               The total investment for the JV Company (the “Total Investment”) shall be [...***...].

Article 9                                               Registered Capital

9.1                               The registered capital of the JV Company (the “Registered Capital”) shall be [...***...], to which

(a)             Party A shall contribute (i) cash in United States Dollars with the amount equivalent to RMB200,000,000 (say, two hundred million Renminbi yuan), and (ii) [...***...], to subscribe for [...***...] of the Registered Capital (representing 95% of the Registered Capital); [...***...], Party A shall make contribution to the JV Company with other valuable assets of Party A, so as to fulfill its contribution obligation [...***...].

(b)             Party B shall contribute cash in an amount of [...***...] to subscribe for the same amount of the Registered Capital (representing 5% of the Registered Capital).

Article 10                                        Payment of Capital Contributions

10.1                        The Parties shall, and shall procure the JV Company to, complete the registration and filing procedures with the relevant Registration Administration Authority for the transaction under the Capital Increase Agreement and obtain the updated Business License as soon as possible after the execution of this Contract, and each Party shall actually make the contribution to the Registered Capital of the JV Company pursuant to the Capital Increase Agreement.

10.2                        Unless otherwise agreed in writing by the Parties, Party A shall transfer [...***...] to the JV Company as the actual capital contribution not later than

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

[...***...].

10.3                        Notwithstanding the above provision, if either Party breaches this Contract and such breach causes the failure of actual contribution of [...***...] and (if required to be contributed pursuant to Section 9.1(a) hereunder) other assets of Party A into the JV Company within [...***...] after the execution date of the Capital Increase Agreement of Debt-to-Equity Conversion [...***...].

CHAPTER 5    SHAREHOLDER LOAN FROM PARTY B AND DEBT-TO-EQUITY CONVERSION

Article 11                                        Shareholder Loan from Party B

11.1                        Simultaneously with the contribution of [...***...] by Party B to the Registered Capital of the JV Company pursuant to Section 10.1 of this Contract and the Capital Increase Agreement, Party B shall, in accordance with the Shareholder Loan Contract executed on the date hereof, provide RMB900,000,000 in one lump-sum in cash as a shareholder loan to the JV Company (the “Shareholder Loan from Party B”).

Article 12                                        Debt-to-Equity Conversion of the Shareholder Loan from Party B

12.1                        If [...***...], Party A shall, no later than [...***...], deliver a written notice to Party B requesting the commencement of the capital increase through debt-to-equity conversion (the date as set forth in the above written notice referred to as the “Commencement Date of Debt-to-Equity Conversion”), and the Parties shall promptly start the adjustment to the shareholding percentage and the Registered Capital of the JV Company in accordance with this Section 12.

(a)             [...***...];

(b)             [...***...].

12.2                        [...***...].

12.3                        [...***...].

12.4                        [...***...].

12.5                        [...***...].

12.6                        [...***...].

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

12.7                        If either Party breaches this Contract or any provision under the Capital Increase Agreement of Debt-to-Equity Conversion and such breach causes the failure of completion of the Debt-to-Equity Conversion within the time limit set forth in the above Section 12.6, the breaching Party shall pay [...***...] to the non-breaching Party as liquidated damages.

CHAPTER 6    BRANCH AND SUBSIDIARY OF JV COMPANY

Article 13                                        Branch and Subsidiary of JV Company

13.1                        Subject to the Applicable Laws, the JV Company can set up branches, liaison offices, subsidiaries, or other place of business within or outside the PRC according to the Board resolutions.

Article 14                                        [...***...]

14.1                        [...***...].

14.2                        [...***...].

14.3                        [...***...].

Article 15                                        BeiGene GZ Factory

15.1                        BeiGene Biologics established a manufacturing factory in Guangzhou, with the name being BeiGene Guangzhou Biologics Manufacturing Co., Ltd. (“BeiGene GZ Factory”), as the wholly-owned subsidiary of BeiGene Biologics. The initial registered capital of BeiGene GZ Factory is RMB1,000,000,000 (say, one billion Renminbi yuan), the entirety of which shall be contributed by the JV Company in cash pursuant to the timetable set forth in the Articles of Association of BeiGene GZ Factory.

15.2                        BeiGene GZ Factory will establish the plants in the Sino-Singapore Guangzhou Knowledge City and purchase the state of the art manufacturing equipment to engage in, among others, the manufacture of biologics. After BeiGene GZ Factory is equipped with the proper production capacity and obtains all the government approvals and licenses (including, without limitation, the drug production permit and the GMP certification, etc.) required for production of drugs for [...***...] pursuant to the [...***...] as soon as practicable and within the reasonable time.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

15.3                        BeiGene GZ Factory will, through public auction, seek to acquire the land use right (the “LUR”) of a piece of industrial state-owned land located at [...***...] Sino-Singapore Guangzhou Knowledge City, applicable for the construction and operation of the Project. The acreage of such land shall be sufficient for the planned production capacity and operation of BeiGene GZ Factory (not less than 100,000 square meters), and for the construction of buildings for both plants and necessary auxiliary facilities. Party B shall, in accordance with Applicable Laws, exert its best efforts to assist BeiGene GZ Factory in obtaining the LUR, which shall be substantiated by the LUR certificate granted to BeiGene GZ Factory.

15.4                        For the purpose of construction of BeiGene GZ Factory, BeiGene GZ Factory will borrow the bank loan in the amount of not less than RMB1,000,000,000 (say, one billion Renminbi yuan) from one or more commercial banks, and execute the relevant bank loan agreement(s) with such commercial bank(s) (the “Bank Loan Agreement”).

CHAPTER 7    RESPONSIBILITIES OF THE PARTIES

Article 16                                        Responsibilities of the Parties

In addition to those responsibilities otherwise provided herein, each Party’s responsibilities are listed as follows:

16.1                        The responsibilities of Party A shall include (but not limited to) the following:

(a)                                 To make payment of its capital contribution to the Registered Capital of the JV Company pursuant to the terms hereof;

(b)                                 To perform and comply with all kinds of obligations under the Project Documents executed as one party thereto;

(c)                                  To procure the JV Company to invest in BeiGene GZ Factory, and build and construct any plant, building and workshop as needed for the Project;

(d)                                 To provide the JV Company and its Subsidiary with the related experience and specialist knowledge in connection with the government regulatory requirements on and GMP standards regarding biologics companies,;

(e)                                  To provide the JV Company and its Subsidiary with the know-how dedicated to satisfy the logistics needs of biologics companies;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

(f)                                   To provide the JV Company and its Subsidiary with the know-how related to biologics engineering and working processes for biologics production;

(g)                                  To provide the JV Company and its Subsidiary with the expertise on business development and sales specific to the biologics sector;

(h)                                 To nominate at least one of (a) [...***...] or (b) the other top scientists agreeable to Party B as the Chief Science Officer (CSO) or other similar position of the JV Company;

(i)                                     To assist the JV Company and its Subsidiary in maintaining a high-standard technical team satisfying the needs for Business, keep such technical team generally stable, so as to maintain a leading position in the relevant industry; and

(j)                                    To make its best efforts to cause BeiGene GZ Factory to, assuming that BeiGene GZ Factory has been equipped with the relevant production capacity and has completed all the approval procedures and obtained all the permits required for the drug manufacture, obtain the ratification and/or approval from the competent Government Authority before [...***...] or any other time as agreed by the Parties on the contracting manufacture of [...***...].

16.2                        The responsibilities of Party B shall include (but not limited to) the following;

(a)                                 To make payment of its capital contribution (including the increased capital) to the Registered Capital of the JV Company pursuant to the terms hereof;

(b)                                 To assist the JV Company and BeiGene GZ Factory in applying for and obtaining all the Authorizations required for the establishment and operation of the JV Company, BeiGene GZ Factory and this Project;

(c)                                  To make its best efforts to cause BeiGene GZ Factory to, assuming that BeiGene GZ Factory has been equipped with the relevant production capacity and has completed all the approval procedures and obtained all the permits required for the drug manufacture, obtain the ratification and/or approval from the competent Government Authority before [...***...] or any other time as agreed by the Parties on the contracting manufacture of [...***...];

(d)                                 To assist the JV Company and BeiGene GZ Factory in applying for, obtaining and maintaining all other Authorizations required in connection with its operations, including, in particular, matters related

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

to employee health and safety and environmental protection, foreign exchange balance of the JV Company and BeiGene GZ Factory, and other matters regulated by the Government Authorities;

(e)                                  To assist BeiGene GZ Factory in obtaining all required Authorizations in acquiring LUR of the Project site, and carrying out the relevant constructions on the land;

(f)                                   To perform and comply with all obligations under the Project Documents executed as one party thereto;

(g)                                  To assist the JV Company and BeiGene GZ Factory in completing all procedures of importing various equipment and materials required for the construction and operation of the Project;

(h)                                 To assist in applying for the PRC visas or work permits for expatriates who provide services to the JV Company or BeiGene GZ Factory, or are employed by the JV Company or BeiGene GZ Factory, or serve as directors, supervisors or Management Personnel of the JV Company or BeiGene GZ Factory;

(i)                                     To assist the JV Company in applying for and obtaining all tariff reductions and exemptions, other tax reductions and exemptions and other preferential treatments of which the Project may possibly enjoy pursuant to the applicable laws and regulations;

(j)                                    To assist the JV Company in opening foreign currency account and RMB account at financial institutions;

(k)                                 To assist the JV Company in having effective communication and cooperation with the relevant Government Authorities; and

(l)                                     To prohibit any actions that may damage the reputation or goodwill of the JV Company.

16.3                        The Parties shall use their best reasonable efforts to cause the JV Company to comply with its obligations, including those arising under the Project Documents signed by the JV Company as one party.

CHAPTER 8    COMPLIANCE

Article 17                                        Compliance

17.1                        The JV Company shall strictly comply in all aspects with all Applicable Laws, including without limitation, the laws relating to the quality, safety and environment protection. The Parties shall cause the JV Company to abide by all the provisions of this Article 17.

17.2                        If, after the date of this Contract, the PRC government at the national, provincial or local level provides any enterprise similar to the JV Company with treatment more favorable than the terms under the Investment Agreement through any new laws, decrees, rules or regulations (including, without limitation, any orders, notices or opinions interpreting, clarifying or supplementing any such laws, decrees, rules or regulations now or hereafter in effect), then the Parties shall cooperate, take and procure the JV Company (and its Subsidiary) to take commercially reasonable actions, to strive for such favorable treatments.

17.3              The Parties shall procure that

(a)                       the JV Company (and its Subsidiary) will be aware of and familiar with the provisions of the FCPA and their purposes and the JV Company will take no action and make no payment (including without limitation promises to take action or to make payments) in violation of, or that might cause itself, any Party or any of their respective Affiliates to be in violation of, any of the FCPA or any applicable anti-corruption laws;

(b)                       the JV Company (and its Subsidiary) shall not directly or indirectly commit to pay, make any gift, payment, promise to pay or authorization of the payment of any money or anything of value, to any State Functionary or other Person (if the JV Company or its Subsidiary knows, or has reasonable grounds for believing, that the other Person would use such payment commitment, gift, payment, promise or authorization of payment for the benefit of such State Functionary or Immediate Family Member of a State Functionary), for the use or benefit of any State Functionary or Immediate Family Member of a State Functionary, for the purpose of influencing any act or decision or omission of any State Functionary in order to obtain, retain or manage any business, or to secure any improper benefit or advantage for, the JV Company, its Subsidiary or any other Person; and

(c)                        the JV Company (and its Subsidiary) shall adopt policies and procedures to implement the requirements of this Section 17.3, and the senior legal officer shall conduct regular trainings, no less than annual, on compliance with such policies and procedures.

CHAPTER 9           THE BOARD AND SUPERVISORS

Article 18                                        Establishment of the Board

18.1                        The reorganization of the Board of Directors (the “Board”) of the JV Company pursuant to this Contract shall take effect on the Establishment Date.

Article 19                                        Composition of the Board

19.1                        The Board shall consist of five (5) directors (the “Directors”), of whom four (4) shall be appointed by Party A, and one (1) shall be appointed by Party B. Each Party may appoint or remove a Director appointed by it by written notice to the JV Company copied to the other Party.

19.2                        Upon BeiGene Biologics’ transformation into the JV Company, the term of the members of the initial Board shall be three (3) years commencing from the Establishment Date. For each session of the Board thereafter, each Director shall be appointed for a term of three (3) years. Each Director, upon expiration of each term, may serve consecutive terms if re-appointed by the Party that originally appointed such Director.

19.3                        The JV Company shall have one (1) Chairman of the Board (the “Chairman”). The Chairman is the legal representative of the JV Company and shall be appointed by Party A. The term of office of the Chairman shall comply with the provisions under Section 19.2. In case of removal of the Chairman during one term, the succeeding Chairman shall serve the remaining period of such term.

19.4                        Simultaneously with the execution of this Contract (or as soon as possible thereafter), each Party shall appoint each of its Directors, pursuant to provisions above, and notify the other Party of such appointments.

19.5                        No Director shall assume any personal liability for any acts performed in his or her capacity as a member of the Board unless any action or inaction of such Director constitutes willful misconduct, gross negligence or violation of the PRC criminal laws. With the exception of the preceding sentence, the JV Company shall indemnify each Director against any claims that may be brought against such Director in relation to acts performed in the capacity of a member of the Board.

19.6                        The JV Company shall not pay salary to any Director, except that the JV Company may pay salaries to Directors because they are concurrently Employees of the JV Company. The JV Company shall reimburse the

Directors for the expenses incurred by them in connection with their attendance at meetings of the Board, including without limitation, the travel expenses and accommodation expenses in compliance with relevant rules and Section 17.3 hereof, in accordance with the relevant operating rules of the JV Company.

Article 20                                        Powers and Duties of the Board

20.1                        The Board is the highest authority of the JV Company.

20.2                        Resolutions in respect of the following matters to be taken by the JV Company shall only be adopted upon the unanimous vote of all the Directors present in person or by proxy at a duly convened meeting of the Board or upon a unanimous written resolution signed by all the Directors, the approval by any Director of which shall not be unreasonably withheld or delayed and any rejection to which shall be based on due cause:

(a)                                 Amendment of the Articles of Association of JV Company;

(b)                                 Termination or dissolution of the JV Company;

(c)                                  Increase or reduction of the Registered Capital or the Total Investment of the JV Company (except for capital increase arising from Debt-to-Equity Conversion explicitly provided under Article 12 of this Contract);

(d)                                 Merger, division or modification of company form of the JV Company; or

(e)                                  Starting from [...***...], the proposal for dividends to be distributed to the Parties for any fiscal year being [...***...] based on the consolidated financial statement of the JV Company and its Subsidiaries.

20.3                        During the effectiveness and performance of the Shareholder Loan Contract, resolutions in respect of the following matters to be taken by the JV Company shall only be adopted upon the unanimous vote of all the Directors present in person or by proxy at a duly convened meeting of the Board or upon a unanimous written resolution signed by all the Directors, the approval by any Director of which shall not be unreasonably withheld or delayed and any rejection to which shall be based on due cause; notwithstanding the foregoing, this Section 20.3 shall cease to be effective once upon the closing of the Debt-to-Equity Conversion pursuant to this Contract and the Capital Increase

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Agreement of Debt-to-Equity Conversion or once upon the JV Company provides guarantee and completes the execution of necessary legal documents and completes the related registration of guarantee (if so required under Applicable laws) in accordance with Section 12.5 hereunder in the event that Party B serves the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion:

(a)                       [...***...];

(b)                       [...***...]; or

(c)                        [...***...].

20.4                        Except for the matters to be determined under Sections 20.2 and 20.3, all other matters that need to be determined by the Board shall be decided by the affirmative votes from a majority of all the Directors present in person or by proxy at a duly convened meeting of the Board.

Article 21                                        Board Meetings

21.1                        Board meetings shall be held at least once a quarter during the Joint Venture Term. The Board meetings shall be held at the legal address of the JV Company or at such other place as the Parties may agree upon. The Board meetings shall be convened and chaired by the Chairman. A special meeting of the Board shall be called by the Chairman (or, if the Chairman fails to do so, by any other Director solely) as soon as possible if it is proposed by two or more Directors (in no event later than the thirtieth (30th) day after such proposal).

21.2                        At the meeting of the Board, each Director shall have one (1) vote, for a total of five (5) votes when all Directors are present and voting, and the Chairman shall not have a casting vote.

21.3                        The first meeting of the Board shall be held [...***...] from the Establishment Date. The agenda of the first Board meeting may include, without limitation, the following (the Chairman may adjust and determine the final agenda through consultation):

(a)                                 Appointment of Management Personnel and the appointment of other management positions deemed appropriate by the Board;

(b)                                 Examination and approval of the JV Company’s general principles for R&D, operation, investment, procurement and specific plans for the implementation thereof;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

(c)                                  Approval of the delegation of authority to the General Manager and other Management Personnel in respect of daily management and operation of the JV Company;

(d)                                 Approval of the organizational structure of management and basic management rules of the JV Company;

(e)                                  Examination and approval of the JV Company’s annual operation plan, annual budget, capital expenditure plan;

(f)                                   Selection and engagement of the external auditor of the JV Company;

(g)                                  Examination and approval of the JV Company’s compensation to the Party which makes advance payment in accordance with Section 28.2 of this Contract; and

(h)                                 Any other matters as deemed necessary by the Board.

Article 22                                        Quorum

22.1                        A Board meeting shall be validly held provided that in total [...***...] of all Directors (it must contain one Director appointed by Party B) are present in person or by proxy at such meeting. Any resolution passed at the Board meeting shall be invalid if the required quorum is not met. If at any duly called meeting the quorum required above is not present, the Chairman shall (or, if the Chairman fails to do so, any Director solely shall), send notice to all Directors within [...***...] and call a second meeting on a day to be decided by the Chairman or the Director who calls such second meeting (as the case may be) (but in no event later than the [...***...] Business Day after the failed first meeting), at the place then designated and with the same agenda as set for the failed meeting pursuant to the procedures set forth herein. Unless otherwise provided by Applicable Law, if at any adjourned meeting the quorum is not present or [...***...], then the number of any Directors present at such meeting will constitute a quorum.

Article 23                                        Notice and Procedures for Board Meetings

23.1                        The Chairman shall deliver a written notice (in both English and Chinese) to each Director and Supervisor at least [...***...] prior to each regular Board meeting and at least [...***...] prior to each other Board meeting setting forth therein the time, place, agenda and other relevant information for the meeting, unless all Directors consent to a shorter notice period. The Director’s attending a Board meeting shall be deemed to have received the written notice or waive

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

his or her right to receive advance notice of such Board meeting. Any [...***...] Directors may propose in writing additional matters to be discussed at any Board meeting by submitting such matters to the other Directors and Supervisors at least [...***...] prior to the date scheduled for such Board meeting, and the Chairman (or, if the Chairman fails to do so, any other Director solely) shall include the additional matters in the agenda to be discussed at such Board meeting.

23.2                       (a)                      Directors may participate in a meeting of the Board by telephone or by        similar telecommunications equipment provided that each person participating can speak to and be heard by all other persons participating in the meeting. Attendance at a Board meeting by telephone in compliance with the preceding sentence shall be deemed to be the same as “present in person” at such meeting.

(b)                     If any Director is unable to attend a Board meeting, the Director may authorize [...***...] to attend such Board meeting and vote on his or her behalf by a written power of attorney provided to the Chairman at least [...***...] prior to such meeting; the vote by the representative at such Board meeting will be deemed a vote by the Director authorizing such representative.

23.3                        The Board shall procure all the decisions, resolutions and discussions on any matters at any Board meeting (including any written consent of Directors in lieu of meetings and any meeting held by telephone) and all minutes of any Board meeting to be recorded completely and accurately in both English and Chinese. The English and Chinese versions shall be equally authentic. The meeting minutes shall be signed by all Directors present at the meeting. The meeting minutes shall be distributed to all Directors as soon as the relevant Board meeting is concluded (and in no event later than the seventh (7th) day after the conclusion of the relevant Board meeting). If any Director disagrees with any content of the meeting minutes, such Director shall raise the issue with the Chairman immediately, and the Chairman after receiving the above disagreement shall make any necessary corrections to the minutes after consultation with other Directors and review of the specific discussions at the Board meeting. All Directors present at the meeting shall sign and return the undisputed meeting minutes within ten (10) Business Days of receipt of such minutes or the minutes subject to above corrections. The original signed minutes shall be kept on file at the JV Company’s principal office and copies of each such original minute shall be provided to each Director and Supervisor.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Article 24                                        Supervisors

24.1                        During the effectiveness and performance of the Shareholder Loan Contract, each of Party A and Party B shall appoint one Supervisor (each, a “Supervisor”, and together, the “Supervisors”); notwithstanding the foregoing, Party B shall cease to have the right to appoint any Supervisor once upon the closing of the Debt-to-Equity Conversion pursuant to this Contract and the Capital Increase Agreement of Debt-to-Equity Conversion or once upon the JV Company provides guarantee and completes the execution of necessary legal documents and completes the related registration of guarantee (if so required under Applicable laws) in accordance with Section 12.5 hereunder in the event that Party B serves the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion. Each Party may appoint or remove a Supervisor appointed by it by written notice to the JV Company copied to the other Party.

24.2                        Upon BeiGene Biologics’ transformation into the JV Company, the term of the initial Supervisors shall be [...***...] years commencing from the Establishment Date. Each Supervisor thereafter shall be appointed for a term of [...***...] years. Subject to the above Section 24.1, each Supervisor, upon the expiry of each term, may serve consecutive terms if re-appointed by the Party that originally appointed such Supervisor.

24.3                        No Supervisor may concurrently serve as a Director or a Management Personnel of the JV Company.

Article 25                                        Powers and Duties of Supervisors

25.1                        The Supervisors may exercise the following powers:

(a)                                 to examine the financial affairs of the JV Company;

(b)                                 to examine the conduct of Directors and the Management Personnel during the performance of their duties and obligations to the JV Company;

(c)                                  to put forward proposals for the removal of any Director or the Management Personnel who violates Applicable Law, administrative regulations, the Articles of Association of JV Company or any resolution of the Board; and

(d)                                 to require any Director or the Management Personnel to make necessary corrections when their conduct harms the interest of the JV Company.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

25.2                        The Supervisors may attend meetings of the Board as non-voting attendees and may make recommendations and enquiries with respect to matters to be decided by the Board.

25.3                        The JV Company shall not pay salary to any Supervisor. The JV Company shall reimburse any Supervisor for reasonable costs and expenses (e.g., travel expenses and accommodation costs within reasonable limit) incurred for the purpose of performing his or her duties and obligations under this Contract in accordance with the relevant operating rules of the JV Company and Section 17.3 hereof.

CHAPTER 10                     MANAGEMENT OF THE JV COMPANY

Article 26                                        Management of the JV Company

26.1                        The JV Company shall set up a management system to undertake the daily operation and management of the JV Company under the leadership and supervision of the Board. The JV Company shall have one (1) general manager (“General Manager”) and several vice presidents (“VP”). Apart from that, the JV Company shall at least have the following major functions:

Function	Title of Functional Head
Operation	Chief Operating Officer
Finance	Chief Financial Officer
R&D	Chief Science Officer Chief Medical Officer
Auditing	Two (2) Internal Auditors, including one (1) Internal Audit Director

For the avoidance of doubt, there will be only one leader for each function and the head of one function can serve as the leader of other function(s) concurrently if duly nominated and appointed pursuant to this Article 26.

26.2                        The General Manager shall report to the Board, and all other Management Personnel shall report to the General Manager.

26.3                        [...***...] shall be nominated by Party A and approved and appointed by the Board. Upon BeiGene Biologics’ transformation into the JV Company, the term of the initial General Manager shall be [...***...] years commencing from the Establishment Date, the term of the initial Management Personnel other than the General Manager shall be [...***...] years commencing from the Establishment Date. Each Management Personnel thereafter shall serve a term

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

of [...***...] years and may serve consecutive terms if re-nominated by Party A and re-approved by the Board.

26.4                        Except for the powers reserved to the Board according to this Contract and the Articles of Association of JV Company, the General Manager shall be responsible for the daily operation of the JV Company, including without limitation:

(a)         Implementing the annual business plan as approved by the Board;

(b)         Implementing the Board resolutions;

(c)          Recruiting and removing other Management Personnel pursuant to Section 26.8 of this Contract;

(d)         Recruiting and removing Employees of the JV Company other than the Management Personnel;

(e)          Formulating and submitting to the Board for approval the internal organizational and management structure of the JV Company;

(f)           submitting to the Board for approval the annual investment plan, the financial statements, the annual report, the annual employee policy, and the employee compensation plan and any other reports and plans which need approval by the Board from time to time; and

(g)          Other powers as delegated by the Board pursuant to this Contract and the Articles of Association of JV Company.

If the General Manager is not a Director, the Board may require the General Manager to attend meetings of the Board as a non-voting observer, provided that the General Manager shall not attend such portions of meetings concerned with the General Manager’s individual performance or compensation.

26.5                        During the effectiveness and performance of the Shareholder Loan Contract, Party B has the right to nominate [...***...] for approval and appointment by the Board. After BeiGene Biologics is transformed into the JV Company, the initial VP and Internal Auditor above shall serve a term of [...***...] years, and the VP and Internal Auditor thereafter shall serve a term of [...***...] years and may serve consecutive terms if re-nominated by Party B and re-approved by the Board. Notwithstanding the foregoing, after the closing of the Debt-to-Equity Conversion in accordance with this Contract and the Capital Increase Agreement of Debt-to-Equity Conversion or after the JV Company provides guarantee and completes the execution of necessary legal documents

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

and completes the related registration of guarantee (if so required under Applicable laws) in accordance with Section 12.5 hereunder in the event that Party B serves the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion, the Board of the JV Company shall no longer be obliged to appoint the VP and Internal Auditor nominated by Party B.

26.6                        [...***...] nominated by Party B pursuant to Section 26.5 above shall be responsible for the coordination and communication of the JV Company with Guangzhou Development District and other relevant governmental authorities, as well as other duties as authorized by the Board of JV Company, and shall not participate in the daily operation and management of the JV Company which is outside the above scope of duties.

26.7                        The Internal Auditor shall be responsible for internal auditing of major financial and operational matters of the JV Company (and the Subsidiary). In case material financial issues are identified, the Internal Auditor shall have the right to request the Supervisors to initiate investigation on the relevant matters provided that the interruption arising from such investigation to the ordinary operation of the JV Company and the Subsidiary shall be minimized.

26.8                        All Management Personnel other than those to be appointed and removed by Board shall be appointed and removed by the General Manager. After BeiGene Biologics is transformed into the JV Company, the initial Management Personnel shall serve a term of [...***...] years, and thereafter they shall serve a term of [...***...] years, and they may serve consecutive terms if re-appointed by the General Manager.

26.9                        Save as otherwise arranged based on the mutual consents of the Parties, the Management Personnel shall work for the JV Company on a full-time basis, and may not serve concurrently in any capacity for entities whose business directly competes with that of the JV Company in the JV Company’s permitted territory of business and may not participate in any business in competition with the business of the JV Company in its territory of business.

For the avoidance of doubt, it shall be permitted for Management Personnel of the JV Company at the same time to hold board seats or management positions with any of the Parties and/or their respective Affiliates and to serve concurrently as the management personnel for BeiGene GZ Factory [...***...].

26.10                 The JV Company’s seal shall be kept in the principal office of the JV Company and used in accordance with the relevant provisions of this Contract, applicable PRC law, the Articles of Association of JV Company and the relevant internal rules and guidelines of the JV Company.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

26.11                 Without prejudice to the above provisions, during the effectiveness and performance of the Shareholder Loan Contract, Party B shall also have the right to nominate [...***...]. The General Manager shall employ such staff member upon Party B’s nomination. The specific responsibilities of such staff member shall be defined by the Chief Financial Officer. For the avoidance of doubt, such staff member shall not be deemed as a member of the Management Personnel of the JV Company. Notwithstanding the aforesaid provisions, after the closing of the Debt-to-Equity Conversion in accordance with this Contract and the Capital Increase Agreement of Debt-to-Equity Conversion or after the JV Company provides guarantee and completes the execution of necessary legal documents and completes the related registration of guarantee (if so required under Applicable laws) in accordance with Section 12.5 hereunder in the event that Party B serves the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion, the General Manager shall no longer be obliged to employ [...***...] nominated by Party B.

26.12                 The salary and welfare of various levels of Management Personnel and the aforementioned working staff of the JV Company shall be in line with the normal standard of salary and welfare of the same level of Management Personnel or working staff of the JV Company.

Article 27                                        Operation and Management of BeiGene GZ Factory

27.1                        The shareholders’ meeting (or the shareholder’s resolution) shall be the highest authority of BeiGene GZ Factory. The decision-making mechanism, composition of the board of directors, appointment and positions of management personnel of BeiGene GZ Factory shall be governed by the Articles of Association of BeiGene GZ Factory.

27.2                        The Parties agree, subject to the Articles of Association of BeiGene GZ Factory, during the effectiveness and performance of the Shareholder Loan Contract, Party B shall have the right to nominate through the JV Company [...***...] of BeiGene GZ Factory. Such [...***...] shall be responsible for the coordination and communication of BeiGene GZ Factory with Guangzhou Municipal Development and Reform Commission, Guangzhou Development District and other relevant governmental authorities as well as other duties as authorized by the board of BeiGene GZ Factory, and shall not participate in the daily operation and management of BeiGene GZ Factory which is outside the above scope of duties. Party B shall have the right to nominate through the JV Company [...***...] of BeiGene GZ Factory, who shall be responsible for [...***...]. During the effectiveness and performance of the Shareholder Loan

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Contract, Party B shall also have the right to nominate through the JV Company [...***...]. Notwithstanding the aforesaid provisions, after the closing of the Debt-to-Equity Conversion in accordance with this Contract and the Capital Increase Agreement of Debt-to-Equity Conversion or after the JV Company provides guarantee and completes the execution of necessary legal documents and completes the related registration of guarantee (if so required under Applicable laws) in accordance with Section 12.5 hereunder in the event that Party B serves the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion, BeiGene GZ Factory shall no longer be obliged to appoint/employ the VP, Internal Auditor or cashier nominated by Party B.

27.3                        The salary and welfare of various levels of management personnel and the aforementioned working staff of BeiGene GZ Factory shall be in line with the normal standard of salary and welfare of the same level of management personnel or working staff of BeiGene GZ Factory.

CHAPTER 11                EXPENSES

Article 28                                        Costs and Expenses of the Parties

28.1                        Any costs and expenses incurred with respect to the negotiation, delivery or performance of this Contract and the Project Documents, including without limitation, costs relating to professional accounting and legal advisors, shall be borne by each Party itself.

28.2                        The Parties shall procure the JV Company to confirm from time to time, the advances that each Party has made in direct connection with the establishment and operation of the JV Company and/or BeiGene GZ Factory prior to the payment of cash contribution by the Parties to the JV Company in accordance with Section 10.1 hereof and compensate as soon as possible each Party for such related advances, including, without limitation, the costs and expenses relating to feasibility study, project application report, environmental impact and safety assessment, project design, discussion meetings on the design, the travelling and accommodation expenses incurred by the future management personnel for the establishment of the JV Company and/or BeiGene GZ Factory.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

CHAPTER 12                LABOR MANAGEMENT

Article 29                                        Labor Management

29.1                        The employment, dismissal, salary, labor insurance, welfare benefits, bonus and punishment of Employees shall be implemented pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, as amended from time to time, and other applicable PRC laws and regulations.

All material policies concerning the employment, dismissal, salary, labor insurance, welfare benefits, bonuses and punishment of the Employees shall be prepared by the Management Personnel in charge of human resources matters and the General Manager and approved by the Board. The JV Company shall enter into a labor contract with each Employee in accordance with the relevant laws, regulations and rules.

29.2                        The labor contract shall contain the following restrictive clauses:

(a)                                          Employees may not disclose, abuse or be permitted to disclose any confidential information of the JV Company;

(b)                                          Employees may not (i) work for any entities who compete with the JV Company; (ii) participate in any activity that may prejudice the interest of the JV Company or any of its Affiliates; or (iii) engage in any activity that may interfere with the performance of their respective duty to the JV Company;

(c)                                           During their service and within [...***...] after the termination of labor relationship with the JV Company, the Management Personnel and the key technical staff shall not engage in any activity competing with the business of the JV Company or any of its Affiliates, including, without limitation, soliciting customers or employees of the JV Company or its Affiliates; and

(d)                                          Any intellectual property conceived, discovered, generated, or otherwise developed by any Employees in the course of such person’s employment with the JV Company shall be the exclusive property of the JV Company.

29.3                        The trade union of the JV Company shall be set up in accordance with the Law of the People’s Republic of China on Trade Unions.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

CHAPTER 13                TAXATION, FINANCES AND ACCOUNTING

Article 30                                        Taxes

30.1                        The JV Company shall pay all taxes validly levied, and shall enjoy such exemptions from taxation and other tax benefits as may be available to it, in accordance with Applicable Laws. All Employees shall pay individual income tax levied in accordance with Applicable Laws.

30.2                        It is understood by the Parties that the JV Company will apply for the most favorable and preferential treatment in respect of taxation, customs duties and other levies imposed by the relevant Government Authorities which are available under the PRC laws from time to time prevailing, and the JV Company, with the assistance of Party B and any of its Affiliates, shall use its best endeavors to obtain such treatment.

Article 31                                        Mandatory Funds

31.1                        The JV Company shall establish funds as required by the PRC laws (the “Mandatory Funds”). The amount to be allocated to the Mandatory Funds in each fiscal year during which the JV Company is profitable shall be determined by the Board based on the business operation status of the JV Company and in accordance with Applicable Laws.

Article 32                                        Distributions

32.1                        The amount of profits to be distributed to the Parties shall be determined and resolved by the Board in accordance with Section 32 hereof.

32.2                        Unless otherwise agreed by the Parties in writing and subject to the requirements of Applicable Laws, the distributable profits, if to be distributed by the JV Company, shall be distributed between the Parties pro rata to each Party’s subscription percentage in the Registered Capital of the JV Company.

32.3                        Without prejudice to other provisions herein, no Party shall be entitled to an amount of distribution from the JV Company in proportion to that of unpaid contributions, so long as it is in default in the payment of any portion of its contribution to the Registered Capital and such default has not been cured by such Party pursuant to the provisions of this Contract.

Article 33                                        Further Funding

33.1                        If there is any need for further funding by the JV Company, the Parties shall promptly start the negotiation of an appropriate arrangement to satisfy such funding need, including:

(a)                            Increasing the amount of Registered Capital of the JV Company to be contributed in the amount of the funding need; or

(b)                            If mutually agreed by both Parties, making available to the JV Company shareholder loans in the amount of the funding need; or

(c)                             Causing the JV Company to borrow loans in its own name from financial institutions which provide the most favorable and competitive financing and financial terms from perspective of the JV Company.

33.2                        Notwithstanding anything to the contrary under Section 33.1, until the earlier of (i) [...***...] and (ii) [...***...], the only financing way for the JV Company and/or BeiGene GZ Factory shall be (i) [...***...], or (ii) [...***...]. The guarantee provided by the JV Company and/or BeiGene GZ Factory to secure the shareholder loan from one Party shall not be more favorable than that from the other Party.

33.3                        In the case of Section 33.1(a) above, both Parties shall take all necessary actions to facilitate any such increase of the JV Company’s Registered Capital and/or Total Investment, including, without limitation, obtaining all required Authorizations for such increase. Unless otherwise agreed by both Parties, any increase in the Registered Capital shall be subscribed by the Parties in proportion to their respective shareholding percentage of the Registered Capital immediately prior to any such increase.

33.4                        Both Parties confirm that, notwithstanding any other provisions hereunder, if before [...***...] the JV Company intends to increase the Registered Capital and a party other than either Party hereto or any of its Affiliates intends to subscribe such additional capital, and if the price for each RMB yuan of the Registered Capital for such capital increase is equal to or higher than the price (i.e., RMB 1) of each RMB yuan of the Registered Capital of the JV Company subscribed by Party B at the date hereof, then Party B shall have the obligation to procure the Director appointed by it to approve such capital increase. It is further agreed that, if the shareholding percentage in the JV Company acquired by the third party through the above capital increase is not higher than the shareholding percentage then held by Party B after such capital increase, the arrangement in respect of the number of director(s) of the JV Company to be appointed by such third party at the Board and the power of such third party and its appointed director within the Board shall not be more favorable than those then enjoyed by Party B.

33.5                        It is confirmed by both Parties that, notwithstanding any other provisions

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

hereunder, [...***...] the JV Company intends to increase the Registered Capital and a party other than either Party hereto or any of its Affiliates intends to subscribe such increased capital, any if the post-money valuation of the JV Company for such capital increase is [...***...], Party B shall have the obligation to procure the Director appointed by it to approve such capital increase.

Article 34                                        Accounting

34.1                        The accounting year of the JV Company shall start on January 1 and end on December 31 for each year. The first accounting year of the JV Company shall commence from the Establishment Date, and end on December 31 of that same year. The final accounting year of the JV Company shall commence on January 1 of the year that the JV Company is terminated and end on the day that the JV Company is terminated. The matters that are expressly stipulated in the Accounting Law of the People’s Republic of China as financial and accounting matters that shall be determined by an enterprise itself, and are related to the production and operation of the enterprise, are to be discussed and decided by the Board.

34.2                        The accounting system and procedures to be adopted by the JV Company shall be developed by the Chief Financial Officer, under the supervision of the General Manager, and submitted to the Board for approval. The JV Company shall adopt accounting systems in conformity with the GAAP of the PRC, and prepare and maintain in reasonable detail complete, fair, accurate and appropriate financial and accounting books and records satisfactory to the Parties and the Board and in accordance with relevant PRC enterprise accounting systems and financial systems, as well as the requirements of the FCPA. Without limiting the foregoing, the Parties shall cause the JV Company to maintain a system of internal accounting controls that provides reasonable assurance that: (a) its transactions are executed in accordance with management’s authorization; (b) its transactions are recorded as necessary to permit the preparation of financial statements in conformity with the GAAP of the PRC and to maintain the relevant records of its assets and accountabilities; (c) the recorded accountabilities and assets are compared with existing accountabilities and assets at reasonable intervals and appropriate action is taken with respect to any differences; and (d) it does not maintain off-the-books accounts or more than one set of books, records, or accounts. All financial reports shall be written both in Chinese and in English.

34.3                        The JV Company shall use RMB as its currency for bookkeeping. For the purposes of preparing the JV Company’s accounting statements, subscription of the Registered Capital, profit distribution and other reasons, any necessary

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

conversion, exchange and transaction shall be calculated using the median rate in the inter-bank foreign exchange market for the relevant foreign exchange against RMB published by the PRC People’s Bank of China on the date of such transaction.

34.4                        Each Party is entitled to inspect and make copies of the accounting records, account books and supporting evidence for making bookkeeping entries of the JV Company during normal office hours, with reasonable prior notice and subject to the non-disruption of the JV Company’s operations. The Parties shall cause the JV Company to give each Party access to information and personnel relevant to any review by such Party of the financial and operating conditions of the JV Company, within the scope of a reasonable request.

34.5                        The JV Company shall complete and submit statistic reports or data to any appropriate Government Authority required by the Statistics Law of the People’s Republic of China.

34.6                        Subject to compliance with all applicable laws and regulations of China, the JV Company shall provide, information, reports or other materials in connection with the operation of its business at such times and in such forms as either Party may reasonably request and as may be required to enable such Party or any of its Affiliates to prepare in a timely manner financial or other reports (including without limitation tax returns) required by Applicable Law, regulatory authority or stock exchange.

Article 35                                        Financial Auditing

35.1                        The audit of the JV Company shall be conducted by certified public accountants registered in the PRC (the “Company Auditor”) and the auditing reports shall be submitted to the Board and the Management Personnel. The Company Auditor shall be an experienced, internationally reputable, and cost-effective certified public accounting firm capable of delivering auditing and accounting services that will satisfy both PRC domestic and international accounting standards (i.e. one of the “big four” international accounting firms). The cost of engaging the Company Auditor shall be borne by the JV Company. Engagement and dismissal of the Company Auditor of the JV Company shall be resolved by the Board.

35.2                        Without prejudice to Section 35.1 above, each Party shall have the right, at its own cost, through its own auditors or by involving a third party auditor, to (a) conduct annual auditing of the JV Company; or (b) conduct special auditing on material matters as agreed upon by the Parties; provided that the interruption arising from such auditing to the ordinary operation of the JV

Company shall be minimized.

Article 36                                        Information

36.1                        For the purpose of information disclosure and/or consolidated financial statements of the parent company of Party A, a public listed company in the US, the JV Company shall:

(a)                                 no later than [...***...] after the end of each month or quarter, or such other time as required by Party A, provide Party A with the following documentation of the JV Company, which shall be prepared in the English language with figures expressed in United States Dollars in accordance with the US GAAP: (i) unaudited consolidated balance sheet as of the end of such month or quarter; and (ii) unaudited consolidated income statement as of the end of such month or quarter, for the period from the beginning of the accounting year to the end of such month or quarter, as well as comparisons to the previous year for such month or quarter and year to date for the JV Company;

(b)                                 within [...***...] from the end of each accounting year, or no later than such earlier time if so required by Party A in order to meet the regulatory requirements on the Affiliates of Party A, provide audited financial statements for the preceding accounting year, which shall be prepared in the English language, with figures expressed in United States Dollars in accordance with the US GAAP. Such financial statements shall be audited by the Company Auditor in accordance with the auditing standards of the Public Company Accounting Oversight Board of US; and

(c)                                  upon written request by Party A, prepare and deliver responses in writing to inquiries raised by Party A or regulatory authority, which are necessary for Party A or its Affiliates to comply with any US GAAP and/or regulatory reporting requirements.

36.2                        For the purpose of investigation or auditing on Party B by the national or local state-owned assets auditing department and/or discipline inspection and supervision department, upon Party B’s written request, to the extent of the equity and debt financing provided by Party B, the JV Company will disclose such information as deemed appropriate by the JV Company with respect to the compliance of the use of such funds, provided that the normal operation of the JV Company shall not be affected.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Article 37                                        Bank Account and Foreign Exchange

37.1                        The JV Company shall open and maintain RMB bank accounts and foreign exchange bank accounts. Authorized signatories and bank authorization letters for all bank accounts are subject to the approval of the Board. All foreign exchange matters of the JV Company shall be handled in accordance with the Applicable Law.

CHAPTER 14                INSURANCE

Article 38                                        Insurance

38.1                        The JV Company shall purchase from reputable insurers all necessary insurance coverage that is customarily required to be purchased by equity joint venture enterprises in the PRC of a similar nature to protect itself adequately against potential risks. All insurance coverage for loss of or damage to the property of or the potential liabilities exposed to the JV Company shall be maintained at the levels comparable to those customarily maintained by equity joint venture enterprises in the PRC of a similar nature, and shall be purchased in accordance with Applicable Law and on reasonable commercial terms. The details for the insurance shall be proposed specifically by the General Manager for review and approval by the Board.

CHAPTER 15                JOINT VENTURE TERM

Article 39                                        Joint Venture Term

39.1                        The term of the JV Company (the “Joint Venture Term”) shall be fifty (50) years commencing from the Establishment Date unless otherwise terminated or extended by the Parties pursuant to the terms hereof.

39.2                        If any Party intends to extend the Joint Venture Term, such Party shall, at least [...***...] prior to the expiration of the initial Joint Venture Term (or any extension thereof), notify and negotiate with the other Party so as to determine whether the current Joint Venture Term will be extended. The Parties shall assist in undertaking the application and registration procedures for such extension to Government Authorities.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

CHAPTER 16                CONFIDETIALITY

Article 40                                        Confidentiality

40.1                        In this Section 40, the “Confidential Information” means all information (including, without limitation, financial, price and cost information) disclosed (whether in writing, orally or by another means and whether directly or indirectly) by a party or its Affiliates (the “Disclosing Party”) to the other party or its Affiliates (the “Receiving Party”) or obtained by the Receiving Party from the JV Company or its Subsidiary whether at, before or after the date of this Contract, including information relating to the Disclosing Party or the JV Company or its Subsidiary’s business, affairs, clients, customers, suppliers, products, operations, technology, intellectual property, financial information, processes, plans or intentions, know-how, design rights, trade secrets and market opportunities. In particular, both Parties acknowledge that Party A or its relevant Affiliate will license to the JV Company or its Subsidiary for use of certain intellectual property for the purpose of operation and charge royalty for such license; as such, the aforementioned “intellectual property” in this Section shall not only include the intellectual property developed and possessed by the relevant entity by itself, but also include the intellectual property which is owned by other Person but the rights of disposal of which are acquired by such relevant entity through license or other means.

40.2                        The Receiving Party shall, and shall ensure that each of its Affiliates shall:

(i)                                     keep the Confidential Information confidential as it treats its own confidential information;

(ii)                                  not use Confidential Information except for use by the relevant party for the performance of its obligations under this Contract or any other Project Document;

(iii)                               not disclose Confidential Information to any person except with the prior written consent of the Disclosing Party or in accordance with Sections 40.3 and 40.4; and

(iv)                              exert its best efforts to prevent the use or disclosure of Confidential Information.

40.3                        During the term of this Contract, the Receiving Party may disclose Confidential Information to any of its directors, other officers and employees (a “Recipient”) to the extent that (a) the disclosure is reasonably necessary for the purposes of the execution and performance of this Contract or any other Project Document, and (b) the Receiving Party shall ensure that a Recipient is aware of and complies with the Receiving Party’s obligations of confidentiality under this Contract as if the Recipient were a party to this Contract.

40.4                        When required by Applicable Law, the Receiving Party may disclose Confidential Information to Government Authorities, after reasonable notice to and discussion with the Disclosing Party, and based on the principle of minimal disclosure to the extent permitted by Applicable Laws. However, notwithstanding the terms of this Section 40, in the event that either Party or the JV Company is aware that the other Party or the JV Company (in connection with the business of the JV Company) has violated any Applicable Law in respect of environmental, health and safety, anti-corruption, or anti-unfair competition, such discovering Party or the JV Company may, after reasonable notice to and discussion with the other Party, make any appropriate disclosures to the relevant Government Authorities.

40.5                        Sections 40.2 to 40.4 shall not apply to the Confidential Information which the Receiving Party can prove:

(i)                                     has become part of the public domain other than by action or inaction of the Receiving Party;

(ii)                                  has been furnished or made known to the Receiving Party by third parties (other than those acting on behalf of the Disclosing Party) as a matter of legal right and without restriction on disclosure or use;

(iii)                               has been in the possession of the Receiving Party prior to disclosure by the Disclosing Party and was not previously acquired by the Receiving Party directly or indirectly from the Disclosing Party; or

(iv)                              is independently developed by the Receiving Party without access to the Confidential Information received hereunder.

40.6                        Upon request by the Disclosing Party, the Receiving Party shall, and shall ensure each of its Affiliates to, at its own expense, promptly take such steps as may be necessary to avoid, prevent, stop and/or remedy any breach by it and/or a Recipient of its obligations under this Section, and/or provide all assistance to the Disclosing Party in any action against the Recipient.

40.7                        The obligations under this Section 40 in respect of confidentiality shall continue in full force and effect for a period of five (5) years after the expiry or termination of this Contract.

CHAPTER 17                ANNOUNCEMENT

Article 41                                        Announcement

41.1                        Subject to compliance with Section 41.2, no announcement or circular in connection with the existence or any content of the Project, the existence or the subject matter or any content of any Project Document shall be made or issued by or on behalf of either Party, or caused or allowed by either Party to be made or issued, to the public without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

41.2                        Section 41.1 shall not apply to any announcement or circular required by law or the rules of any regulatory body or stock exchange with jurisdiction over the Disclosing Party; provided however that the Party with an obligation to make an announcement or issue a circular shall consult with the other Party insofar as is reasonably practicable before complying with such an obligation on any part of the announcement relating to the identification of such other Party and its activities.

CHAPTER 18                DEADLOCK RESOLUTION

Article 42                                        Deadlock Resolution

42.1                        If the Board fails to reach a resolution or decision on any of the items under Section 20.2, which is required to be unanimously approved by all the Directors present in person or by proxy at a duly convened meeting of the Board or upon a unanimous written resolution signed by all the Directors pursuant to this Contract and the Articles of Association of JV Company and has been properly brought to it for discussion after [...***...] of Board meeting, then a deadlock (the “Deadlock”) shall be deemed to have occurred.

42.2                        Either Party may send a written notice (the “Deadlock Notice”) to the other Party of the existence of a Deadlock and the issue on which Deadlock has arisen. The Deadlock Notice shall specify in reasonable detail the nature of the issue giving rise to such Deadlock.

42.3                        Each Party shall, within [...***...] of delivery or receipt of the Deadlock Notice, as the case may be, promptly appoint a fully authorized senior negotiation representative (the “Senior Representative”) to deal with the Deadlock and shall notify the other Party of such appointment. A Senior Representative, with respect to either Party, shall be a representative of such Party who is not a Director, Management Personnel or Employee of the JV Company, and does not directly or indirectly report to any Director or Management Personnel of the JV Company, and is appointed and authorized directly by such Party’s board of directors or legal representative or senior

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

management. The Senior Representatives of the Parties shall enter into good faith negotiations and make commercially reasonable efforts to resolve the Deadlock within [...***...] of the date of the Deadlock Notice. Any solution plan for the Deadlock agreed by all of the Senior Representatives shall be deemed as final and the Parties shall cause their appointed Directors to vote for such plan at the next relevant Board meeting.

42.4                        If the Parties cannot reach any agreement on any Deadlock by the last day of the [...***...] period set forth in Section 42.3, the Party giving the Deadlock Notice shall have the right to terminate the Contract by giving the termination notice contemplated in Section 44.2.

42.5                        Notwithstanding any Deadlock, the Parties must, so far as it is reasonably practicable, continue to perform and comply with their respective obligations under this Contract which are not subject to the Deadlock, until the procedure described in Article 42 has been completed.

CHAPTER 19                EQUITY TRANSFER, DEFAULT, TERMINATION AND LIQUIDATION

Article 43                                        Equity Transfer

43.1                        General principles for Transfer of equity interest in the JV Company

(a)                       Any action to sell, assign or otherwise transfer (for the avoidance of doubt, including any Transfer caused by Party A exercising the Call Option pursuant to Section 44.5, the “Transfer”) the equity interest in the JV Company shall not become effective unless upon compliance with all applicable provisions of this Section 43 (or other sections in this Contract if applicable).

(b)                       Without prejudice to the other provisions of this Contract, in each case of a Transfer under this Contract, each Party shall take, and shall cause to be taken, all necessary actions in a timely manner, and execute or cause to be executed all the necessary documents, to procure the closing of the Transfer within [...***...] or such other time period as agreed upon between the Parties (the “Closing Period”) from the first written notice from the Party calling the Transfer according to this Contract, including, without limitation, entry into an equity transfer agreement, the amendments to this Contract and the Articles of Association of JV Company, procuring Directors appointed by it in the Board to adopt resolutions and take other actions to approve the Transfer, and providing other assistance to the JV Company in obtaining the required approvals

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

from the Government Authority and completing registrations and filings with the relevant Registration Administration Authority.

(c)                       The Person acquiring the equity interest owned by a Party in the JV Company pursuant to this Contract, if not already a Party, shall execute an amendment to this Contract pursuant to which the acquiring Person shall become bound as a Party to this Contract (which shall specify the change in equity of the JV Company and the required and minimal amendment relating to the Transfer).

(d)                       Without prior written consent from Party A, Party B shall not transfer all or any part of the equity of the JV Company to any Person engaged in any activity in the scope of Business, including without limitation, the person and entity who operate no actual business within the scope of the Business but directly or indirectly Control the foresaid Person (collectively as a “Competitor”).

(e)                        Before the completion of the Debt-to-Equity Conversion pursuant to Article 12 hereof and the terms and conditions under the Capital Increase Agreement of Debt-to-Equity Conversion or (in the case of Party B choosing not to initiate the Debt-to-Equity Conversion) the delivery by Party B of the written notice under Section 12.4 (b) mandating no longer to initiate the Debt-to-Equity Conversion, without prejudice to any other provision under this Contract, neither Party may sell any part of the equity in the JV Company to any party other than the Parties hereto or any of their respective Affiliates.

(f)                         If Party B fails to perform the above item (d) or (e), or Party A fails to perform the above item (e), without prejudice and in addition to other rights and remedies available to the non-defaulting Party under Applicable Law or this Contract (including, without limitation, the non-defaulting Party’s right to indemnification under Article 46 and Party A’s right to terminate this Contract under Section 44.3), the non-defaulting Party shall have the right to deliver a reasonably detailed notice of breach to the defaulting Party and, if the defaulting Party fails to perform such obligation or cure such breach within [...***...] of its receipt of such notice, the defaulting Party shall, within [...***...] after the expiry of said [...***...] period, pay the non-defaulting Party a liquidated damages equivalent to [...***...] of the capital gain arising from such invalid Transfer (irrespective of the actual collection of the purchase price for such invalid Transfer). The payment of aforesaid liquidated damages shall not affect the defaulting Party’s obligation of specific performance to unwind the transfer of the equity interest that has been assigned due to the breach of this Contract and to restore the shareholding status prior to such

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

invalid Transfer.

43.2                        Transfer to a Third Party

Subject to Section 43.1, if at any time any Party (the “Transferring Party”) intends to Transfer all or part of its equity interest in the JV Company to a Person that is not its Affiliate, then:

(a)                       the Transferring Party shall give the other Party (the “Non-transferring Party”) a written notice of its intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) its intention to Transfer all or part of its equity interest in the JV Company (the “Transferred Equity”); (ii) the full name and registered business scope of the Person to which it proposes to Transfer the Transferred Equity (the “Potential Buyer”); and (iii) the proposed Transfer consideration of the Transferred Equity and the material terms and conditions upon which the proposed Transfer is to be made.

(b)                       The Non-transferring Party shall have an option for a period of [...***...] days from its receipt of the Transfer Notice (the “Offering Period”) to select (x) to purchase the Transferred Equity in its entirety at the same price and subject to the same terms and conditions as described in the Transfer Notice; or (y) not to exercise its purchase option under this Section 43.3 and to consent to the Transfer to the Potential Buyer.

(i)                           In the case of (x), the Parties shall enter into a written agreement providing for the closing of the Transfer of the Transferred Equity from the Transferring Party to the Non-transferring Party within the Closing Period.

(ii)                        In case of (y) or that the Non-transferring Party fails to give written notice before the expiration of the Offering Period or that the Non-transferring Party, after exercising its purchase option, fails to complete the Transfer of the Transferred Equity within the Closing Period (other than as a result of the breach of the Transferring Party), the Transferring Party may, during the subsequent [...***...] period, enter into a written agreement with the Potential Buyer to Transfer to it the Transferred Equity on terms and conditions not substantially more favorable to the Potential Buyer than those terms and conditions described in the Transfer Notice.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

43.3                        Transfer to an Affiliate

Subject to Section 43.1, each Party may Transfer all or part of the equity in the JV Company it owns to one of its Affiliate, provided that such Affiliate shall have full power and capability (including but not limited to the sufficient and adequate financial resources) to duly perform this Contract and all other Project Documents which will be assigned to such Affiliate together with the intended transfer of the equity interest in the JV Company and to assume all responsibilities and liabilities as a shareholder of the JV Company. Each Party undertakes to ensure that any such Affiliate to which it Transfers its equity interest in the JV Company shall immediately, upon such Affiliate ceasing to be an Affiliate of such Party, transfer all of such equity interest which such Affiliate then owns to such Party (or to another of such Party’s Affiliate).

43.4                        Neither Party may, except with prior written consent of the other Party:

(a)                       pledge any of its equity interest in the JV Company;

(b)                       enter into any agreement in respect of the votes attached to its equity interest in the JV Company; or

(c)                        transfer any economic interests in respect of its equity interest without transferring in full such equity interests in compliance with the term hereof.

Article 44                                        Early Termination

44.1                        This Contract may be terminated earlier than the expiration of the Joint Venture Term by the agreement between the Parties so made in writing.

44.2                        Prior to expiration of the Joint Venture Term and within [...***...] months of the occurrence of the related early termination event below, either Party shall have the right to unilaterally terminate this Contract by serving the other Party with a [...***...] prior written notice in which one of the subsequent actions to be taken as set forth in Section 44.4 shall be specified:

(a)         In the event that this Contract is not effective by the Long Stop Date; provided that, if the aforementioned event occurs due to the breach of one Party or any of its Affiliates of any Project Document, such Party shall not be entitled to the aforementioned unilateral termination right;

(b)         in the event of the other Party’s failure to contribute the registered capital it subscribes for in cash in accordance with Section 10.1, and failure to rectify within [...***...] upon receipt of such Party’s written notice requiring the rectification;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

(c)          in the event of the other Party’s breach of any provision under Article 12 and/or Article 10 hereof, causing failure to complete the Debt-to-Equity Conversion and/or Party A’s contribution of [...***...] within [...***...] from the un-cancelled and effective Commencement Date of Debt-to-Equity Conversion; or

(d)         if the other Party is brought into liquidation or bankruptcy proceeding or a receiver or administrator is appointed on its assets, or a substantial portion of its assets is sealed up, seized, forfeited or enforced by any Government Authority and not released within [...***...].

44.3                        Notwithstanding any provision to the contrary in this Contract, prior to the expiration of the Joint Venture Term and within [...***...] of the occurrence of the related early termination event below, Party A and only Party A shall have the right to unilaterally terminate this Contract by serving Party B with a [...***...] prior written notice in which one of the subsequent actions to be taken as set forth in Section 44.4 shall be specified:

(a)         if Party B fails to make available the Shareholder Loan from Party B for the JV Company to draw down within the time limit set forth under Section 11.1, and fails to rectify within [...***...] upon receipt of the written notice from Party A or the JV Company;

(b)         if Party B breaches its obligation regarding Transfer of equity under Section 43.1(d), and fails to restore to the original status per Party A’s request within [...***...] from the written notice of default by Party A (which shall be without any prejudice to the remedy under Section 43.1(f));

(c)          in the event of change of control over Party B, which results in the Control of Party B by any Competitor directly or indirectly; or

(d)         in the event of the material breach of the Investment Agreement by the Administrative Committee of Sino-Singapore Guangzhou Knowledge City, and the Administrative Committee of Sino-Singapore Guangzhou Knowledge City fails to cure such breach within [...***...] upon receipt of Party A’s notice or such breach is not curable.

44.4                        Consequence of Termination of this Contract

(a)         If any event of Section 44.2 (except for Section 44.2(a)) or 44.3 leading to the termination right of Party A, at the selection of Party A as specified in the termination notice in writing, Party A may:

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

(i)                 exercise the Call Option; or

(ii)              dissolve the JV Company, and initiate liquidation of the JV Company in accordance with Article 45.

(b)         If any event under Section 44.2 (except for Section 44.2(a)) leading to the termination right of Party B, at the selection of Party B as specified in the termination notice in writing, Party B may sell all of its equity interest in the JV Company to a third party that is not its Affiliate. For the avoidance of doubt, Party B’s Transfer of the equity to any third party in accordance with this section shall be subject to the provisions under Section 43.1(d) and Section 43.2.

If, within [...***...] of the occurrence of the related early termination event, both Parties have served the termination notice based on the same or different event, the termination notice firstly specifying the selection of Call Option shall prevail; otherwise the first termination notice shall prevail.

44.5                        In the event that Party A has the right to unilaterally terminate this Contract pursuant to Section 44.2 (except for Section 44.2(a)) and Section 44.3, Party B hereby irrevocably grants to Party A the right to purchase all of its equity interest in the JV Company by Party A or any Person designated by Party A at the Market Price, in which case Party B is obliged to sell or cause to be sold all the equity interest in the JV Company at the Market Price (the “Call Option”).

44.6                        The selection of Call Option as specified in the related termination notice, shall be deemed as the notice to exercise the respective option. The exercising of Call Option shall be conducted in a way in compliance with all Applicable Laws.

44.7                        In the event that Party A exercises Call Option pursuant to Section 44.4(a) or Party B transfers the equity to third party pursuant to Section 44.4(b), if such transaction must be conducted in a state-owned equity exchange through public auction under Applicable Laws, then the Parties shall exert their best efforts to initiate and complete the foresaid procedures in accordance with the Applicable Laws. The price of all the equity held by Party B in the JV Company which is determined through such public auction procedure or similar equity valuation procedure shall be regarded as the “Market Price”. Based on the Market Price and under the same terms and conditions, Party A shall be entitled to the right of first refusal under Section 43.2.

44.8                        Once the termination notice has been issued effectively pursuant to this

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Contract, each Party hereto agrees to urge its respective Director to vote for terminating this Contract, and, if the JV Company will be dissolved based on any agreement of this Contract, the Parties shall cooperate with good will to acquire all the required Authorization to initiate the dissolution and liquidation of the JV Company.

44.9                        If the Transfer as a result of exercising the Call Option is not closed within the Closing Period (except where the failure to timely close the Transfer is due to Party A’s fault), the JV Company shall be dissolved and liquidated in accordance with Article 45 upon the written request of Party A.

44.10                 In the event that any Party Transfers its equity to the other Party or the third Party, and during such time period of equity Transfer, the Parties shall make commercially reasonable efforts to ensure the regular business operation of JV Company within most possible scope. Any Party shall not encumber the business operation of JV Company.

44.11                 Article 28 (Costs and Expenses of the Parties), Article 40 ( Confidentiality), Article 41 (Announcement), Article 45 (Liquidation), Article 46 (Indemnification), Article 47 (Force Majeure), Article 48 (Governing Law), Article 49 (Arbitration), Article 50 (Notice) will remain effective after the termination of this Contract.

Article 45                                        Liquidation

45.1                        At the expiration of the Joint Venture Term, or in the event that the JV Company is to be dissolved pursuant to any provisions of this Contract, a liquidation committee shall be established to represent the JV Company in all matters concerning the liquidation of the JV Company’s assets in accordance with Applicable Law. The liquidation committee shall have the rights, powers and duties conferred by this Contract and by Applicable Law. The rules and procedures of the liquidation committee shall, subject to the express requirements of this Contract and under Applicable Law, be decided by the Board.

45.2                        The liquidation committee shall conduct a thorough examination of the JV Company’s assets and liabilities, propose a valuation of the assets of the JV Company and the basis of calculation and formulate a liquidation plan that will provide for the orderly discharge of the liabilities of the JV Company and reasonable maximization of the value of the assets of the JV Company. The liquidation plan shall be approved by the Parties and, unless otherwise agreed herein, shall ensure that the Parties have substantially equal opportunity with third parties to bid for or purchase all or a portion of the JV Company’s assets.

Notwithstanding the foregoing, both Parties agree that, commencing from the initiation date of the liquidation of JV Company in accordance with this Article 45, Party A shall have the preemptive right over Party B and/or any third party to purchase the equity interest in any Subsidiary then held by the JV Company and any intellectual property rights owned by the JV Company and/or its Subsidiary based on the same terms and conditions. If, at the time Party A exercising its preemptive right to purchase the then equity interest in BeiGene GZ Factory held by the JV Company pursuant to this Section 45.2, the guarantee (if any) provided by Party B for the bank loan under the Bank Loan Agreement is not yet discharged, Party A shall take appropriate measures (including, without limitation, through taking over the relevant guarantee obligation) so as to release Party B from such contingent liability arising from the provided guarantee.

45.3                        Any valuation of the assets of the JV Company during or in respect of its liquidation shall be made on the basis of open market value on arm’s length commercial terms between a willing seller and a willing buyer and shall, unless the liquidation committee otherwise decides in accordance with its rules and procedures, be carried out by an independent appraiser which is of international repute and has presence in the PRC and is acceptable to the Board.

45.4                        All proceeds from the disposal of the assets of the JV Company pursuant to this Section 45 shall be applied to effect payments, in the following order of priority, to:

(i)                                     the liquidation costs and expenses, including reasonable remuneration payable to members of the liquidation committee who are not employees, management personnel or directors of a Party or the JV Company;

(ii)                                  salaries, social insurance premiums or welfare expenses due and payable to Employees of the JV Company;

(iii)                               taxes and other government charges due and payable;

(iv)                              fines and other financial penalties resulting from criminal, civil, or regulatory enforcement actions by Government Authorities against the JV Company resulting from the business of the JV Company, or fines and penalties against either Party relating to errors in financial statements or books and records that are not the result of willful misconduct or gross negligence by such Party or the Director or Management Personnel appointed or nominated by such Party;

(v)                                 all other outstanding liabilities of the JV Company; and

(vi)                              the Parties in proportion to their respective shareholding percentage.

45.5                        On completion of all liquidation procedures, the liquidation committee shall submit the JV Company’s approval certificate and Business License to the relevant Government Authority and Registration Administration Authority.

CHAPTER 20                INDEMNIFICATION

Article 46                                        Indemnification

46.1                        Without prejudice to any other provision regarding the specific default remedy in this Contract, each Party shall be liable to the other Party for all Losses arising out of or in connection with the default by such Party in the performance of its obligations under this Contract or any untrue, incomplete or incorrect representation or warranty made by such Party in this Contract.

46.2                        For the purpose of clarity, with respect to any breach under any Project Document, if either Party and/or any its Affiliates and/or the JV Company (or any of its Subsidiaries) has been indemnified in accordance with this Contract or any other Project Document (as the case may be), such party shall not file any claim based on the same breach or event in accordance with any other Project Document or this Contract (as the case may be), and shall not be entitled to double recovery or multiple recovery.

CHAPTER 21                FORCE MAJEURE

Article 47                                        Event of Force Majeure

47.1                        To the extent either Party is prevented by an Event of Force Majeure from full, timely and proper performance of any of its obligations under this Contract, such contractual obligation shall be suspended while the Event of Force Majeure subsists and the due date for performance thereof shall be automatically extended, and such Party shall not be deemed as breaching this Contract during the extension time period and therefore needless of indemnifying the other Party.

The affected Party must, within [...***...] from the occurrence of such Event of Force Majeure or the recovery of communication conditions, both by facsimile and by express mail, notify the other Party of the details of such Event of Force Majeure and of the explicit explanation concerning its inability

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

to perform or inability to fully, timely and properly perform its obligations and relating obligation scope under this Contract due to the occurrence of such Event of Force Majeure.

47.2                        The Party encountering an Event of Force Majeure shall make all reasonable and possible efforts promptly to eliminate or reduce the adverse impact of such Event of Force Majeure, and to resume performance of all obligations after the impact of such Event of Force Majeure is eliminated or reduced.

CHAPTER 22                GOVERNING LAW

Article 48                                        Governing Law

48.1                        The execution, effectiveness, performance, termination, liability of breach, and interpretation of this Contract as well as all the articles, sections, appendices, exhibits (including, without limitation, the interpretation of dispute resolution article hereunder) shall be governed by the laws of the PRC.

CHAPTER 23                DISPUTE RESOLUTION

Article 49                                        Arbitration

49.1                        The Parties shall attempt to resolve through friendly consultations any dispute, controversy or claim arising out of or in connection with this Contract, including any question regarding the existence, validity, interpretation, breach or termination of this Contract (a “Dispute”).  If a Dispute arises, either Party may give written notice to the other Party, which notice shall set out brief details of the Dispute.

49.2                        If a Dispute has not been resolved through friendly consultations within [...***...] after the first written notice of such Dispute has been given by either Party, such Dispute shall be submitted to the [...***...] and finally settled by arbitration in [...***...] in accordance with the [...***...] Arbitration Rules in force at the time the Dispute is submitted for arbitration, which rules are deemed to be incorporated as part of this Contract by reference into this Section. The venue of arbitration shall be in [...***...]. The English and Chinese texts of this Contract shall be referred to in the arbitration, and all proceedings in such arbitration shall be conducted in Chinese. The arbitration award shall be rendered in English and Chinese, and both language versions shall be equally effective. The arbitration award shall be final and binding on both Parties from the day it is made. The costs of arbitration shall be borne by

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

the losing Party, unless otherwise specified in the arbitration award.

49.3                        The arbitration tribunal shall consist of three arbitrators. Each of Party A and Party B shall appoint one arbitrator, and the third arbitrator, who shall preside as chairman, shall be appointed by [...***...]. If either Party fails to appoint its arbitrator within [...***...] from the date of receipt of the notice of arbitration, the chairman of [...***...] shall appoint such arbitrators.

49.4                        During the course of any arbitration proceedings, all provisions of this Contract shall, to the most feasible and practicable extent, be implemented continuously by the Parties except for those provisions which are the subject of any Dispute referred to arbitration in accordance with this Section 49.

49.5                        Party B hereby confirms that, it shall not claim for immunity, on the grounds of its identity as state-owned enterprise, from the arbitration under this Article 49.

CHAPTER 24                NOTICE

Article 50                                        Notice

50.1                        Any notices, requests, demands, claims and other communications hereunder shall be in writing in both the English and Chinese languages and shall be delivered personally, sent by facsimile, internationally recognized overnight courier, or mailed by registered mail (return receipt requested, postage prepaid) or email, to the Parties at the legal addresses or at such address of a Party as specified by it by a notice sent in accordance with this section.

50.2                        The contact information of both Parties is as follows,

Party A	BeiGene (Hong Kong) Co., Limited

Legal Address:	13/F, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong

Addressee:	John V. Oyler

Tel:	[...***...]

Fax:	[...***...]

E-mail:	[...***...]

Party A	Guangzhou GET Technology Development Co., Ltd.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Legal Address:	Room 901, No. 273 Science City, Science Road, Hi-Tech Industry Development Zone, Guangzhou, PRC

Addressee:	Yan Yibin

Tel:	[...***...]

Fax:	[...***...]

E-mail:	[...***...]

50.3                        Either Party may change its address or contact information for receipt of notices at any time by giving written notice of such change to the other Party. Changes of the addressee, address or of any of the above information of one Party shall be promptly communicated to the other Party, as provided herein; if such communication has not been received in accordance with Section 50.4, the notice or communication delivered to the addressees or at the addresses above shall be deemed to have been regularly sent and received.

50.4                        All such notices and other communications shall be deemed to have been received: (1) in the case of personal delivery, on the date of such delivery; (2) in the case of mailing and overnight mail, on the date of receipt; and (3) in the case of facsimile transmission, when confirmed by a facsimile machine report; (4) in the case of email, on the date of the corresponding email reaching to receiving party’s email server, provided that the Party sending the notice shall deliver a copy of the notice in any of the other three ways mentioned above immediately (not later than the third Business Day) after sending the email.

CHAPTER 25                EFFECTIVENESS

Article 51                                        Effectiveness of the Contract

51.1                        This Contract shall take effect from the Establishment Date.

CHAPTER 26                MISCELLANEOUS

Article 52                                        Further Assurance

52.1                        Other relevant matters not specifically addressed by this Contract shall be discussed and may be agreed by the Parties and, if so, separate legal documents shall be signed by the Parties accordingly.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Article 53                                        Language

53.1                        This Contract is made and executed in ten (10) originals in Chinese and ten (10) originals in English, of which Party A shall keep two (2) originals in Chinese and two (2) originals in English, and Party B shall keep four (4) originals in Chinese and four (4) originals in English. The other originals shall be kept by the JV Company to be used for obtaining the requisite approvals from Government Authority and to complete the registration and filing with relevant Registration Administration Authority. The two language versions shall have equal validity and legal effect.

Article 54                                        Waiver and Amendment

54.1                        Any provision hereof may be amended or waived, but only if such amendment or waiver is in writing and is signed by both Parties. Unless otherwise explicitly provided in this Contract, no failure or delay of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies provided herein shall be cumulative and shall not exclude any rights or remedies under law.

Article 55                                        Successors and Assigns

55.1                        This Contract, when applicable, shall be binding upon and shall inure to the benefit of each Party hereto and their respective permitted heirs, successors and assigns.

Article 56                                        Severability

56.1                        If an authority of competent jurisdiction holds that any part of this Contract not essentially affecting the purpose hereof is illegal, invalid or unenforceable, then the remaining provisions or portions thereof shall remain in full force and effect and shall constitute the agreement between the Parties with respect to the subject matter hereof. To the extent permitted under Applicable Law, the Parties shall replace any illegal, invalid or unenforceable provision of this Contract with a valid provision having the same commercial effect.

Article 57                                        Entire Agreement

57.1                        The appendices hereto shall constitute the integral part of this Contract. This Contract and the other Project Documents constitute the entire agreement between the Parties and supersedes all prior discussions, negotiations and agreements between the Parties with respect to the subject matter hereof. This Contract shall include this Contract and its appendices as amended, varied, supplemented, replaced and/or restated in any manner from time to time.

57.2                        In the case of any discrepancy between this Contract and the Articles of Association of JV Company, this Contract shall prevail and the Parties shall amend the Articles of Association of JV Company to rectify the discrepancy. In the event of any conflict between this Contract’s appendices and the main body of this Contract, the main body of this Contract shall prevail.

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Appendix 12.6 Form Capital Increase Agreement of Debt-to-Equity Conversion

This Capital Increase Agreement (this “Agreement”) is entered into on [  ] by and among:

BeiGene (Hong Kong) Co., Limited, a limited liability company incorporated under the laws of Hong Kong, with its registered place of business at 13/F, Gloucester Tower, The Landmark, 15 Queen’s Road, Central, Hong Kong (“BeiGene”);

Guangzhou GET Technology Development Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC” or “China”), with its registered place of business at Room 901, No.237 Science Avenue, Science City, Guangzhou High-tech Industrial Development Zone, Guangzhou, the PRC (“GET”); and

BeiGene Biologics Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered place of business at Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, Guangzhou (the “Company” or “BeiGene Biologics”);

BeiGene, GET and the Company are individually referred to as a “Party” and collectively as the “Parties” hereinafter.

Whereas, the Company is a limited liability company incorporated on [...***...] under the laws of the PRC, and was converted to a Sino-foreign joint venture enterprise on [              , 2017], with the detailed information of the Company immediately prior to the date hereof being set forth in Appendix 1 attached hereto; as of the date hereof, the total investment of the Company is RMB[  ], and the registered capital of the Company is RMB[  ], with BeiGene and GET respectively holding [  ]% and [  ]% of the equity interest in the Company;

Whereas, GET and the Company entered into a Shareholder Loan Contract on March 7, 2017 (the “Shareholder Loan Contract”), pursuant to which, GET provided a shareholder loan to the Company with the principal of RMB900,000,000 (say, nine hundred million Renminbi yuan) on [            , 2017]; as of the date hereof, the aggregate amount of the outstanding principal with the accrued interest of such shareholder loan is RMB[   ];

Whereas, BeiGene and GET entered into an Amended Equity Joint Venture Contract Regarding BeiGene Biologics Co., Ltd. on April 11, 2017 (the “Joint Venture Contract”), pursuant to which, GET will carry out a capital increase to the Company in the form of debt-to-equity conversion by using, in whole or in part, the aggregate amount of the principal and interest of the shareholder loan under the Shareholder

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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Loan Contract pursuant to Article 12 of the Joint Venture Contract;

Whereas, to perform the provisions under the Joint Venture Contract, the Company is willing to issue the Increased Registered Capital, and GET is willing to subscribe for the Increased Registered Capital in the form of debt-to-equity conversion, in accordance with the terms and conditions hereof (this “Capital Increase”).

Therefore, on basis of the premises and mutual obligations hereof, it is agreed by the Parties as follows:

1.                                              Definitions

1.1                                       Unless otherwise provided under the terms hereof, the following terms shall have the following respective meanings:

“Affiliate” has the meaning set forth in the Joint Venture Contract. For the purposes of this Agreement only, the Company, and other entity under its Control from time to time, shall not be regarded as an Affiliate of either BeiGene or GET;

“Applicable Law” means, to any Person, any laws applicable to such Person, or any laws, regulations, rules, guidelines, instructions, treaties, judgments, decrees, orders, notices, rulings, and decisions promulgated by any government authorities, regulatory administrations or stock exchanges which enjoy jurisdiction over such Person;

“[...***...]” has the meaning set forth in Section 9.2;

“Closing Date” shall be the issuance date recorded on the updated business license acquired by the Company for the Capital Increase;

“Confidential Information” has the meaning set forth in Section 7.1;

“Capital Increase” has the meaning set forth in Whereas Clause;

“Debt-to-Equity Amount” has the meaning set forth in Section 2.2;

“Disclosing Party” has the meaning set forth in Section 7.1;

“Increased Registered Capital” has the meaning set forth in Section 2.1;

“Joint Venture Contract” has the meaning set forth in Whereas Clause;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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“Losses” for the purpose of this Agreement, means any and all judgments, liquidations, orders, claims, litigations or causes of action, taxes, debts, losses, damages (not including any indirect, incidental or consequential damages), interests, fines, punishments, fees and expenses (including reasonable attorney, accountant and other fees and expenses);

“Project Documents” has the meaning set forth in the Joint Venture Contract;

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, consortium, unincorporated organization, other entity or government authority;

“PRC” or “China” has the meaning set forth in the Preamble, and for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

“Receiving Party” has the meaning set forth in Section 7.1;

“Recipient” has the meaning set forth in Section 7.1;

“RMB” or “Renminbi” means the lawful currency of the PRC;

“Shareholder Loan Contract” has the meaning set forth in Whereas Clause.

1.2                                       When a reference is made in this Agreement to an Article, Section, Clause, Exhibit, Appendix, Schedule, Recitals or Preamble, such reference is to such items as they relate to this Agreement and such items shall be deemed to form an integral part of this Agreement.

1.3                                       The table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

1.4                                       Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.

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1.5                                       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.6                                       The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

1.7                                       Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws.

1.8                                       A reference to a document is a reference to such document as modified or amended from time to time.

1.9                                       Unless otherwise explicitly provided, the dates and times referred to herein are in Beijing time.

2.                                              Capital Increase Subscription

2.1                                       In accordance with the terms and conditions hereof, the registered capital of the Company shall be increased by RMB[   ] (the “Increased Registered Capital”). From the Closing Date, the registered capital of the Company shall be increased to RMB[   ], and the total investment shall be increased to RMB[   ].

2.2                                       The Increased Registered Capital of the Company shall be subscribed by GET in the form of debt-to-equity conversion by using the principal and accrued interest of the shareholder loan under the Shareholder Loan Contract in an aggregated amount of RMB[   ] (the “Debt-to-Equity Amount”).

2.3                                       From the Closing Date, the shareholding proportions and corresponding registered capital of BeiGene and GET in the Company are as follows:

Shareholder Name	Shareholding Proportion	Subscribed Registered Capital (RMB)	Form of Contribution	Time for Actual Contribution
BeiGene	[ ]%	[...***...]	1. Cash in USD with an amount equivalent to RMB200,000,000	Cash in USD with an amount equivalent to [...***...] has been paid on [ , 2017]; Cash in USD with an amount equivalent to [...***...] has been paid

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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on [ ] [Note: if [...***...] has not been paid as of the date hereof, this sentence should be accordingly adjusted.]
			[...***...]	Contributed on [ ]
GET	[ ]%	[...***...]	Cash in RMB	Paid-in on [ , 2017]
		[ ]	Debt-to-Equity Conversion	Pursuant to Section 3.1 hereof

3.                                              Capital Contribution

3.1                                       Contribution by GET of Increased Registered Capital

The Debt-to-Equity Amount of GET shall be deemed to have been contributed to the Company on the Closing Date. It is agreed by each Party that, RMB[   ] of the Debt-to-Equity Amount shall be booked as the registered capital of the Company from the Closing Date, and the other remaining RMB[   ] shall be booked as the capital reserves of the Company.

3.2                                       The Company shall engage an accounting firm qualified to provide capital verification services according to PRC laws, to verify the capital contribution of GET within [...***...] after the Closing Date and to issue the capital verification report. The Company shall issue one or more capital contribution certificates signed by the chairman of the board of the Company to GET on the basis of the capital verification report within [...***...] after receipt of such report. The Company shall keep a capital contribution register at its main place of business, and shall update the register immediately after the issuance of capital contribution certificate to GET.

3.3                                       Upon the execution of this Agreement, each Party shall immediately take all necessary actions (including causing the directors appointed by it in the Company to approve the relevant resolutions of the board of directors) and sign all necessary documents, to complete all government registration, filing and other procedures required for this Capital Increase as soon as possible, including without limitation, the foreign investment enterprise filing with commercial department, the registration of change with administration of industry and commerce. The following information shall be included in the updated business license and the corresponding registration documents for this Capital Increase: (a) the registered capital of the Company changed to RMB[  ], (b) the total paid-in capital of the Company changed to RMB[   ],

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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(c) the total investment changed to RMB[  ]. From the Closing Date, unless otherwise provided hereof or agreed by each Party or under the Applicable Laws, GET shall enjoy full rights and interests as the shareholder as to the newly subscribed equity of the Company hereunder.

4.                                              Representations and Warranties

4.1                                       In addition to any representations and warranties otherwise made in this Agreement, each Party hereby represents and warrants to the other Parties that on the date hereof:

(i)                                     it is a corporate entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in compliance with all requirements of laws of the jurisdiction of its incorporation;

(j)                                    it has full corporate power and authority, and all necessary authorizations (to GET, including the approval/filing of State-owned Assets Supervision and Administration Commission) and third party consents to enter into this Agreement and to perform its obligations under this Agreement, and has taken all necessary actions to authorize its entry into and performance of this Agreement;

(k)                                 its representative(s) have been fully authorized to sign this Agreement on its behalf;

(l)                                     this Agreement shall constitute its legal, valid, binding and enforceable obligations once this Agreement becomes effective ;

(m)                             the execution, delivery and performance of this Agreement will not violate in any way its business license, certificate of incorporation, corporate constitutional documents, or any applicable laws, rules, decrees, authorizations or approvals, or any provisions of any contractual arrangements to which it is a party or is otherwise bound;

(n)                                 no directors or employees of any Party have received, requested, offered, or given anything of value, nor any financial or other advantages, in connection with the negotiation, execution, delivery, or performance of this Agreement;

(o)                                 no litigation or legal proceeding of any arbitrator or government authority is pending (or, to the knowledge of such Party, threatened) against such Party that may lead to or cause material adverse effect to: (a) its execution and delivery of this Agreement; and (b) its

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performance of this Agreement; and

(p)                                 in any proceedings taken by any Person in its jurisdiction of incorporation in relation to this Agreement or the transactions contemplated hereby, it will not be entitled to claim for itself or any of its assets immunity from arbitration, suit, execution, attachment or other legal process.

4.2                                       Each Party further undertakes that, all the representations and warranties made by the Party under Section 4.1 shall remain true and accurate until the Closing Date, unless the Party notifies the other Parties otherwise in writing.

5.                                              Liabilities for Breach

5.1                                       Subject to Section 5.3 below, without prejudices to any other liability of breach under this Agreement or any Applicable Laws, each Party shall be responsible for all direct Losses of the other Parties arising out of or in connection with its breach of obligations hereunder or any untrue, incomplete or inaccurate representation or warranty made by such Party hereunder.

5.2                                       Subject to Section 5.3 below, without prejudices to any remedies enjoyed by any Party under this Agreement or any Applicable Laws, the liability of breach set forth in Section 12.7 of the Joint Venture Contract shall apply.

5.3                                       For the purpose of clarity, with respect to any breach under any Project Document, if either Party and/or its Affiliate and/or the Company (or its any subsidiary) has been indemnified in accordance with this Agreement or any other Project Document, then such Party shall not file any claim based on the same breach in accordance with any other Project Document, and shall not be entitled to double recovery or multiple recovery.

6.                                              Termination of Agreement

6.1                                       This Agreement may be terminated by the agreement among the Parties so made in writing.

6.2                                       Prior to the Closing Date and within [...***...] of the occurrence of the related early termination event below, any Party shall have the right to unilaterally terminate this Agreement by serving the other Parties with a [...***...] prior written notice:

(a)             in the event of any other Party’s material breach of this Agreement, and such other Party fails to rectify within [...***...] upon the receipt of such Party’s notice or the breach is not remediable; or

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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(b)             if the Closing Date has not occurred within [...***...] from the date hereof; provided that, if the aforementioned event occurs due to the breach of one Party or its Affiliates of this Agreement, such Party shall not be entitled to the aforementioned unilateral termination right.

6.3                                       If this Agreement is terminated according to this Section 6, all further obligations of the Parties hereunder shall terminate, and no Party shall take further responsibility to each other Party. However, the aforementioned provision shall not affect the existing rights and obligations of each Party accrued before the termination date.

6.4                                       Section 6 (Termination of Agreement), Section 7 (Confidentiality), Section 8 (Governing Law), Section 9 (Arbitration), Section 10 (Miscellaneous) shall remain effective after termination of this Agreement.

7.                                              Confidentiality

7.1                                       Under this Section 7, “Confidential Information” means all information (including, without limitation, financial, price and cost information) disclosed (whether in writing, orally or by another means and whether directly or indirectly) by a Party or any of its Affiliates (“Disclosing Party”) to any other Party or any of its Affiliates (“Receiving Party”) or obtained by the Receiving Party from the Company whether before or after the date hereof, including information relating to the Disclosing Party or the Company’s business, affairs, clients, customers, suppliers, products, operations, technology, intellectual property, financial information, processes, plans or intentions, know-how, design rights, trade secrets and market opportunities.

7.2                                       The Receiving Party shall, and shall ensure that each of its Affiliates shall:

(v)                                 keep the Confidential Information confidential as it treats its own confidential information;

(vi)                              not use Confidential Information except for use by the relevant Party for the performance of its obligations under this Agreement or any other Project Document;

(vii)                           not disclose Confidential Information to any person except with the prior written consent of the Disclosing Party or in accordance with Sections 7.3 and 7.4; and

(viii)                        exert its best efforts to prevent the use or disclosure of Confidential

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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Information.

7.3                                       During the term of this Agreement, the Receiving Party may disclose Confidential Information to any of its directors, other officers and employees (a “Recipient”) to the extent that (1) the disclosure is reasonably necessary for the purposes of this Agreement or any other Project Document, and (2) the Receiving Party shall ensure that a Recipient is aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

7.4                                       When required by Applicable Law, the Receiving Party may disclose Confidential Information to government authorities, after reasonable notice to and discussion with the Disclosing Party, and based on the principle of minimal disclosure to the extent permitted by Applicable Law. However, notwithstanding the terms of this Section 7, in the event that any Party is aware that another Party (in connection with the business of the Company) has violated any Applicable Law in respect of environmental, health and safety, anti-corruption, or anti-unfair competition, such Party may, after reasonable notice to and discussion with the other Parties, make any appropriate disclosures to relevant government authorities.

7.5                                       Sections 7.2 to 7.4 shall not apply to Confidential Information which the Receiving Party can prove:

(v)                                 has become part of the public domain other than by action or inaction of the Receiving Party;

(vi)                              has been furnished or made known to the Receiving Party by third parties (other than those acting on behalf of the Disclosing Party) as a matter of legal right and without restriction on disclosure or use;

(vii)                           has been in the possession of the Receiving Party prior to disclosure by the Disclosing Party and was not previously acquired by the Receiving Party directly or indirectly from the Disclosing Party; or

(viii)                        is independently developed by the Receiving Party without access to the Confidential Information received hereunder.

7.6                                       Upon request by the Disclosing Party, the Receiving Party shall, and shall ensure each of its Affiliates to, at its own expense, promptly take such steps as may be necessary to avoid, prevent, stop and/or remedy any breach by it and/or a Recipient of its obligations under this Section, and/or provide all assistance to the Disclosing Party in any action against the Recipient.

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7.7                                       The obligations in this Section 7 in respect of confidentiality shall continue in full force and effect for a period of [...***...] after the expiry or termination of this Agreement.

8.                                              Governing Law

8.1                                       The execution, effectiveness, performance, termination, liability of breach, and interpretation of this Agreement as well as all the articles, appendices, exhibits (including, without limitation, the interpretation of dispute resolution article hereunder) shall be governed by the laws of the PRC.

9.                                              Arbitration

9.1                                       The Parties shall endeavor to resolve through friendly consultations any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (the “Dispute”).  If a Dispute arises, any Party may give written notice to the other Parties, which notice shall set out brief details of the Dispute.

9.2                                       If a Dispute has not been resolved through friendly consultations within sixty (60) days after first written notice of such Dispute has been given by any Party, such Dispute shall be submitted to the [...***...] and finally settled by arbitration in [...***...] in accordance with the [...***...] Arbitration Rules in force at the time the Dispute is submitted for arbitration, which rules are deemed to be incorporated as part of this Agreement by reference into this Section. The seat of arbitration shall be in [...***...]. The English and Chinese texts of this Agreement shall be referred to in the arbitration, and all proceedings in such arbitration shall be conducted in Chinese. The arbitration award shall be rendered in English and Chinese versions, and both versions shall be equally effective. The arbitration award shall be final and binding on all the Parties from the day it is made. The costs of arbitration shall be borne by the losing Party, unless otherwise specified in the arbitration award.

9.3                                       The arbitration tribunal shall consist of three arbitrators. BeiGene and BeiGene Biologics shall jointly appoint one arbitrator, GET shall appoint another, and the third arbitrator, who shall preside as chairman, shall be appointed by [...***...]. If any Party fails to appoint its arbitrator within [...***...] days from the date of receipt of the notice of arbitration, the chairman of [...***...] shall appoint such arbitrator.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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9.4                                       During the course of any arbitration proceedings, all provisions of this Agreement shall, to the most feasible and practicable extent, be implemented continuously by the Parties except for those provisions which are the subject of any Dispute referred to arbitration in accordance with this Section 9.

9.5                                       GET hereby confirms that, it shall not claim for immunity, on the grounds of its identity as state-owned enterprise, from the arbitration under this Article 9.

10.                                       Miscellaneous

10.1                                This Agreement shall take effect on the date of affixation of signature and corporate seal by the duly authorized representative of each Party.

10.2                                Each Party shall undertake the expenses and costs occurred in course of the negotiation, delivery or performance of this Agreement at its own expense, including but not limited to the expense in relation to hiring professional accountants and legal councils.

10.3                                This Agreement is made and executed in 10 originals in Chinese and 10 originals in English, of which each Party shall keep 2 originals in Chinese and 2 originals in English, and the rest 4 originals shall be kept by BeiGene Biologics for the filing and registration procedures in relation to this Capital Increase. The two language versions shall have equal validity and legal effect.

10.4                                Any provision hereof may be amended or waived, but only if such amendment or waiver is in writing and is signed by each Party. Unless otherwise explicitly provided in this Agreement, no failure or delay of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies provided herein shall not exclude any rights or remedies under law.

10.5                                This Agreement, when applicable, shall be binding upon and shall inure to the benefit of each Party hereto and to their respective permitted heirs, successors and assigns.

10.6                                If an authority of competent jurisdiction holds that any part of this Agreement not essentially affecting the purpose hereof is illegal, invalid or unenforceable, then the remaining provisions or portions thereof shall remain in full force and effect and shall constitute the agreement among the Parties with respect to the subject matter hereof. To the extent permitted under

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Applicable Law, the Parties shall replace any illegal, invalid or unenforceable provision of this Agreement with a valid provision having the same commercial effect.

10.7                                The appendices hereto shall constitute the integral part of this Agreement.  This Agreement and the other Project Documents constitute the entire agreement among the Parties and supersedes all prior discussions, negotiations and agreements among the Parties with respect to the subject matter hereof. This Agreement shall include this Agreement and its appendices as amended, varied, supplemented, replaced and/or restated in any manner from time to time.

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IN WITNESS HEREOF, each Party of this Agreement has caused its duly authorized representative to sign this Agreement on the date specified on the first page hereof.

BeiGene (Hong Kong) Co., Limited

Signature:

Name:

Title:

Guangzhou GET Technology Development Co., Ltd. (Seal)

Signature:

Name:

Title:

BeiGene Biologics Co., Ltd. (Seal)

Signature:

Name:

Title:

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Appendix 20.3 Project Funds Use Plan

[...***...]

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

1

IN WITNESS HEREOF, each Party of this Contract has caused its duly authorized representatives to sign this Contract on the date specified on the first page hereof.

Party A: BeiGene (Hong Kong) Co., Limited (Seal)

Signed by:	/s/ John Victor Oyler

Name: John Victor Oyler

Title: Founder & CEO

Party B: Guangzhou GET Technology Development Co., Ltd., (Seal)

Signed by:	/s/ Yibin Yan

Name: Yibin Yan

Title: Chairman & Legal Representative

Signature Page to Joint Venture Contract